Exhibit 10.4

GROUND LEASE AGREEMENT

between

FLOYD HEALTHCARE MANAGEMENT, INC., d/b/a FLOYD MEDICAL CENTER,
as Landlord

and

ROME LTH PARTNERS, LP,
as Tenant

dated December 18, 2009

GROUND LEASE AGREEMENT

THIS GROUND LEASE AGREEMENT (this “Lease”) is made and entered into effective as of the 18th day of December, 2009 (the “Effective Date”), by and between FLOYD HEALTHCARE MANAGEMENT, Inc., d/b/a Floyd Medical Center, a Georgia non-profit corporation, (“Landlord”), and ROME LTH PARTNERS, LP, a Texas limited partnership (“Tenant”).

WITNESSETH:

WHEREAS, pursuant to that certain Lease, Transfer and Reversion Agreement between The Hospital Authority of Floyd County and Floyd Healthcare Management, Inc., dated December 17, 1996, as such document subsequently has been amended, (the “Medical Center Master Lease”) Landlord is the holder of a long-term leasehold interest in a tract of real property located in Rome, Floyd County, Georgia, which is more particularly described on Exhibit A-1 attached hereto and made a part hereof (the “Medical Center Land”).  The Hospital Authority of Floyd County, Georgia, (the “Hospital Authority”) joins this Lease for those limited purposes set forth in the Joinder attached to this Lease;

WHEREAS, Landlord currently operates a hospital known as the Floyd Medical Center (the “Medical Center”) on the Medical Center Land; and

WHEREAS, Tenant desires to lease from Landlord a portion of the Medical Center Land more particularly described on Exhibit A-2, attached hereto and made a part hereof (the “LTACH Land”), together with the Leased Property defined in Section 2.1 of this Lease, and Landlord desires Tenant to construct a long term acute care hospital building (the “LTACH”) on the LTACH Land upon the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Landlord and Tenant agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1.    Defined Terms.  In addition to other terms defined in this Lease, for all purposes of this Lease:

(a)           “Additional Rent” means any and all amounts other than Base Rent payable by Tenant to Landlord or to any other Person as required under this Lease including, without limitation, the Impositions.

(b)           “Affiliate” means, as to the entity in question, any person or entity that controls, is controlled by, or is under common control with, the entity in question; and the term “control” means possession of the power to direct or cause the direction of the management and policies of an entity whether through ownership of voting securities, by contract or otherwise.

(c)           “Base Rent” is defined in Section 3.1.

(d)           “Building Plans” shall mean the plans and specifications listed in Exhibit D attached hereto and made a part thereof, as the same may be modified or supplemented in accordance with the terms of this Lease.

(e)           “Cash/Credit Consideration” is defined in Section 16.4.

(f)            The “Commencement Date” is defined as the earlier of (i) thirty (30) days after the Required Completion Date or (ii) thirty (30) days after a certificate of occupancy is issued for the Leased Property by the governmental entity having jurisdiction over such matters.

(g)           “Competitor” is defined in Section 10.1(b).

(h)           “Condemning Authority” shall mean an authority having the power of eminent domain.

(i)           “Construction Loan” shall mean the construction loan obtained by Tenant in connection with the construction of the LTACH Improvements.

(j)           “County” means Floyd County, Georgia.

(k)           “Debtor Relief Laws” means the Bankruptcy Code of the United States, as amended, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

(l)           “Default Rate” shall mean an annual rate of interest equal to two percent (2%) above the annual rate of interest set by SunTrust Bank (or any successor thereto) as its “Prime Rate” from time to time.

(m)           “Event of Default” is defined in Section 13.1(a).

(n)           “Floyd Healthcare Management Sublease” shall mean the sublease entered into between Tenant and Floyd Healthcare Management, Inc.

(o)           “Floyd Healthcare Subtenant” is defined as Floyd Healthcare Management, Inc., and its successors and permitted assigns under the Floyd Healthcare Management Sublease and this Lease.

(p)           “Foreclosure” shall mean any procedure recognized under Georgia law to foreclose the lien granted under any Mortgage.

(q)           “General Contract” shall mean the contract between Tenant and the General Contractor for the construction of the LTACH Improvements.

(r)           “General Contractor” shall mean Brasfield & Gorrie.  Should Tenant be unable to enter into a construction contract with Brasfield & Gorrie despite reasonable efforts or should Tenant desire to replace the General Contractor pursuant to the terms of its construction contract, then Tenant may seek to engage other construction contractors; provided, however, that Tenant shall consult with Landlord to select alternate contractors, and that any contractor to be selected by Tenant shall have at least ten (10) years experience constructing buildings at least comparable in size and complexity (but not necessarily use) to the LTACH Improvements.

(s)           “Guarantor” means The Cirrus Group, LLC, a Texas limited liability company.

(t)           “Hazardous Materials” is defined in Section 15.1(a).

(u)           “Hazardous Substances” is defined in Section 15.1(a).

(v)           “Impositions” is defined in Section 6.1.

(w)           “Institutional Lender” means an insurance company, bank, credit union, trust company, pension, profit or retirement fund or other financial institution that are in the business of making commercial real estate loans.

(x)           “Landlord Event of Default” is defined in Section 13.2(a).

(y)           “Landlord RFR” is defined in Section 16.1.

(z)           “Laws” means any constitution, statute, code, ordinance, regulation, judicial or administrative decision or other rule of law, whether federal, state, or local.

(aa)           “Lease Year” means with respect to the first “Lease Year,” the period commencing on the first day of the month following the Effective Date (if the Effective Date is other than the first day of the month) and ending twelve (12) months thereafter on the day before the anniversary of the first day of the month following the Effective Date (if the Effective Date is other than the first day of the month); and, with respect to each subsequent “Lease Year,” the twelve (12) month period commencing on the next day following the end of the previous Lease Year.

(bb)           “Leased Property” is defined in Section 2.1 to mean the LTACH Land, together with all rights, members, and appurtenances in any manner appertaining or belonging.

(cc)           “Leasehold Mortgage” means a Mortgage granted by Tenant to a Leasehold Mortgagee, as defined below.

(dd)           “Leasehold Mortgagee” means the person or entity holding a Leasehold Mortgage on the Tenant’s leasehold interest, provided that, at the time of issuance of the Leasehold Mortgage, the Leasehold Mortgagee shall: (i) not be an Affiliate of Tenant or of an Affiliate of an Affiliate of Tenant, (ii) not be a Competitor, (iii) be an Institutional Lender, and (iv) as of the date of issuance of the Leasehold Mortgage be actively engaged in commercial real estate financing and have total assets, excluding its interest in the Leasehold Mortgage, in excess of $1,000,000,000.00.  Any transferee of a Leasehold Mortgage from the initial holder of such Leasehold Mortgagee (such initial holder being a Leasehold Mortgagee) that is not a Competitor shall also constitute a Leasehold Mortgagee (whether or not such transferee would have originally qualified as a Leasehold Mortgagee).

(ee)           “Legal Requirement” or “Legal Requirements” means, as the case may be, any one or more of all present and future Laws, codes, ordinances, orders, judgments, decrees, injunctions, rules, regulations and requirements, even if unforeseen or extraordinary, of every duly constituted governmental authority or agency (but excluding those which by their terms are not applicable to and do not impose any obligation on Tenant, Landlord or the Leased Property) and all covenants, restrictions and conditions as set forth on Exhibit B, which may be applicable to Tenant, Landlord (with respect to the Leased Property) or to all or any part of or interest in Leased Property, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Leased Property, even if compliance therewith (i) necessitates structural changes or improvements (including changes required to comply with the Americans with Disabilities Act) or results in interference with the use or enjoyment of the Leased Property or (ii) requires Tenant to carry insurance other than as required by the provisions of this Lease.

(ff)           “LTACH Exclusive Parking Rights” shall mean those certain rights of Tenant to demand and have the exclusive use of certain parking spaces as set forth in the REA.

(gg)           “LTACH Improvements” means all of the buildings, structures, fixtures, other improvements and completed Subtenant improvements as set forth in the Building Plans constructed or placed upon the LTACH Land after the Effective Date and during the Term together with the Tenant Improvements.  The LTACH Improvements shall include, without limitation, an approximately fifty-two thousand nine hundred forty-four (52,944) square foot building for the long term acute care hospital building containing approximately forty-five (45) private rooms (including an intensive care unit specifically to serve the long term acute care hospital).

(hh)           “Mortgage” means a mortgage, deed of trust, deed to secure debt, assignment of lease, security agreement or other method of financing or refinancing.

(ii)            “Mortgagee” means the holder or holders from time to time of a promissory note or notes executed by Tenant evidencing a loan payable to the order of a Person and secured by a Mortgage upon the leasehold interest of Tenant created hereby.

(jj)            “Offer Property” is defined in Section 16.2(a).

(kk)           “Permitted Encumbrances” means Impositions, Legal Requirements, the Medical Center Master Lease, the REA, and those covenants, restrictions, reservations, conditions, encroachments, easements, encumbrances and other matters of title that affect the Leased Property as of the date of this Lease as set forth on Exhibit B or arising during the Term of this Lease in accordance with the provisions of this Lease.

(ll)           “Person” means any person, corporation, limited liability company, partnership (general or limited), joint venture, association, trust, governmental entity or other business entity or organization.

(mm)       “Physicians” is defined in Section 5.2(a).

(nn)         “Prime Rate” is defined as the rate announced from time to time by SunTrust Bank (or any successor thereto) as its prime rate.

(oo)         “Principal Subtenant” is defined as The Specialty Hospital, LLC, a Georgia limited liability company.

(pp)         “Principal Subtenant Sublease” shall mean the sublease between Tenant, as landlord, and the Principal Subtenant, as tenant.

(qq)         “Qualified Operator” is defined in Section 10.1(b).

(rr)           The “REA” is defined as the Declaration of Covenants, Restrictions and Easements executed by Landlord, Tenant and the Hospital Authority and delivered as of even date herewith and recorded in the real estate records of the Office of the Clerk of the Superior Court of Floyd County, Georgia.  A copy of the fully executed REA is attached to this Lease as Exhibit E.

(ss)         “Realization Proceeding” is defined as any foreclosure or other proceeding or other transaction to enable the holder of a Leasehold Mortgage to realize the benefit of the collateral encumbered by such Leasehold Mortgage.

(tt)          “Rent” means Base Rent and Additional Rent.

(uu)        “Required Completion Date” is defined in Section 4.3(d).

(vv)        “RFR Transaction” is defined in Section 16.2(a).

(ww)      “ROFR Notice” is defined in Section 16.2(a).

(xx)        “Site Plan” means the site plan dated December 19, 2008, and revised February 19, 2009, depicting the LTACH Improvements and prepared by Tenant, a copy of which is attached hereto as Exhibit C and made a part hereof.

(yy)        “Subtenants” shall mean any and all subtenants of Tenant with respect to any portion of the LTACH Improvements, including, but not limited to, the Principal Subtenant and Floyd Healthcare Subtenant, and each a “Subtenant.”

(zz)         “Tenant’s Architect” shall mean Earl Swennson Associates, Inc., and other third party consultants, subject to Landlord’s approval in its sole and absolute discretion.

(aaa)      “Tenant Improvements” is defined in Section 4.3(a).

(bbb)     “Term” shall mean the term of this Lease provided in Section 2.2, as such term may be extended from time to time.

ARTICLE II

GRANT AND TERM OF LEASE

Section 2.1.    Leasing Clause.  Subject to the terms and conditions contained in this Lease and in consideration for the rents herein reserved and the covenants, agreements, and stipulations herein made, Landlord hereby does lease the LTACH Land, together with all rights, members and appurtenances in any manner appertaining or belonging thereto (collectively, the “Leased Property”) to Tenant and Tenant does hereby rent and take the Leased Property from Landlord, upon and subject to the covenants and conditions hereinafter set forth.

Section 2.2.    Term of Lease.  TO HAVE AND TO HOLD the Leased Property for a term commencing on the Effective Date and ending on March 31, 2049 (the “Expiration Date”), unless earlier terminated as provided herein.

Section 2.3.    Extension of Term of Medical Center Master Lease.  Should the term of the Medical Center Master Lease, which expires on March 31, 2049, be extended by amendment thereto, then subject to the terms of Section 2.4 below, the Term and the Expiration Date hereunder shall also be extended automatically for so long as the Medical Center Master Lease is extended by the parties thereto until the Term reaches eighty (80) years, at which time this Lease shall expire.

Section 2.4.    End of Term.

(a)           In the event the Medical Center Master Lease terminates on its expiration date of March 31, 2049, or any other date thereafter prior to the expiration of eighty (80) years after the Effective Date, then Tenant shall have the right, provided that no Event of Default shall exist under this Lease at such time, to require that Landlord purchase the LTACH Improvements for a purchase price equal to the value determined in accordance with Section 2.4(b).  The closing shall occur at such location in Floyd County, Georgia, as may be designated by Tenant at a time during regular business hours on a business day to be designated by Tenant at least one hundred twenty (120) days after the purchase price has been determined under Section 2.4(b); provided that, if, by the date provided for closing, the Term of the Medical Center Master Lease has been extended and the Term of this Lease extended pursuant to Section 2.3, then the prior exercise by Tenant of its right to require Landlord to purchase the LTACH Improvements under this Section 2.4(a) shall be of no force or effect (it being understood, however, that such right may be exercised again upon the subsequent expiration of the Medical Center Master Lease prior to the date on which the Term of this Lease reaches eighty (80) years).  At the closing, Landlord and Tenant shall execute and deliver such documents as may be reasonably required in order to transfer and convey the LTACH Improvements to Landlord, and Landlord shall pay to Tenant the purchase price for such Improvements in immediately available funds.

(b)           In the event Tenant has the right to require Landlord to purchase the LTACH Improvements and elects to exercise such right, the purchase price shall be determined in accordance with the provisions of this Section 2.4(b).  In the event Tenant has the right to require that Landlord purchase the LTACH Improvements pursuant to Section 2.4(a), Tenant shall exercise such right by delivering written notice of exercise to Landlord on any date between ninety (90) days prior to the expiration of this Lease and ninety (90) days following the expiration of this Lease.  For a period of thirty (30) days following the delivery of such notice to Landlord, Landlord and Tenant shall endeavor in good faith to agree upon a value of the LTACH Improvements.  If Landlord and Tenant are able to agree upon such value within such thirty (30) day period, then such agreed upon value shall be the purchase price determined under this Section 2.4(b).  In the event Landlord and Tenant do not agree upon the value of the LTACH Improvements for any reason within such thirty (30) day period, then Tenant shall obtain an appraisal of the LTACH Improvements from an MAI appraiser selected by Tenant, who is familiar with inpatient and acute care hospital properties in the Southeastern United States.  Upon receipt of such appraisal, Tenant shall provide a copy of the same to Landlord.  If Landlord is in agreement with the value of the LTACH Improvements as determined in Tenant’s appraisal, then such appraised value shall be the purchase price of the LTACH Improvements under Section 2.4(a).  In the event Landlord does not agree with the value of the LTACH Improvements as determined in Tenant’s appraisal, Landlord shall have a period of thirty (30) days following receipt of Tenant’s appraisal in which to obtain a second appraisal from an MAI appraiser selected by Landlord, who is familiar with inpatient and acute care hospital properties in the Southeastern United States.  Upon receipt of the second appraisal, Landlord shall provide a copy of the same to Tenant.  If Landlord does not provide its appraisal to Tenant within the time specified, then Landlord shall be presumed to have approved the value of the LTACH Improvements as determined in Tenant’s appraisal.  If the two appraisals agree upon the value of the LTACH Improvements, then such agreed upon value shall be the purchase price for the LTACH Improvements under Section 2.4(a).  In the event the difference between the two appraisals does not exceed five percent (5%) of the lower value of the two appraised values, then the purchase price in Section 2.4(a) will be the average of the two values determined in such appraisals.  In the event the difference between the two appraisals is more than five percent (5%) of the lower value, a third MAI appraiser who is familiar with inpatient and acute care hospital properties in the Southeastern United States shall be selected by Landlord and Tenant jointly to appraise the LTACH Improvements.  In the event Landlord and Tenant are unable to agree upon the third MAI appraiser, then the third appraiser who is familiar with inpatient and acute care hospital properties in the Southeastern United States shall be selected by the Atlanta office of the American Arbitration Association. Upon receipt of the third appraisal, Landlord and Tenant shall both be provided copies.  If two of the appraisals establish the same value for the LTACH Improvements, then the value established in such two appraisals will be the purchase price of the LTACH Improvements under Section 2.4(a).  If no two appraisals establish the same value, then the value will be the average of the two appraised values that are the closest to each other, with the third appraised value being discarded.  For purposes of the appraisals to be obtained in this Section 2.4(b), each appraisal shall presume a lease term equal to the period between the date of the appraisal and the remainder of an eighty (80) year term commencing on the Effective Date.  Each appraiser shall independently and confidentially conduct the required appraisal.  Tenant shall pay the cost of the appraiser obtained by Tenant and Landlord shall pay the cost of the appraiser obtained by Landlord.  Landlord and Tenant shall split equally the cost of designating the third appraiser and the cost of the third appraisal in preparation of its appraisal.

(c)           In the event Tenant has the right to require Landlord to purchase the LTACH Improvements under the terms of Section 2.4(a) and exercises such right and Landlord does not consummate such purchase for any reason, then Tenant will have the right to require that the Hospital Authority purchase the LTACH Improvements under the same terms as provided in this Section 2.4.  In executing this Lease, the Hospital Authority expressly affirms its obligations under this Section 2.4(c).

Section 2.5.    Severability of Section 2.3.

(a)           Landlord and Tenant acknowledge and agree that Section 2.3 of this Lease shall be fully severable.  Should the provisions of Section 2.3 ever be found to be illegal, invalid or unenforceable pursuant to the Georgia Hospital Authorities Law or any other Legal Requirement or should Tenant request to Landlord, in writing, that Section 2.3 of this Lease be severed, then (i) Section 2.3 shall be deemed to be omitted from this Lease as if it never existed, (ii) this Lease shall be construed and enforced as if Section 2.3 had never comprised a part hereof, (iii) the remainder of this Lease shall remain in full force and effect and shall not be affected by Section 2.3 or by its severance, and (iv) the Term of this Lease shall be valid and in full force and effect until March 31, 2049, at which time this Lease shall terminate.  It is agreed that the provisions of Section 2.4 shall be the sole remedy available to Tenant in the event of any severance of Section 2.3 or in the event Section 2.3 is otherwise unenforceable and that the rights of Tenant under Section 2.4(b) shall be exercisable only during the one-hundred eighty (180) day period provided in Section 2.4(b).

(b)           As a condition of the inclusion of Section 2.3 into this Lease, Tenant acknowledges and agrees that Landlord and the Hospital Authority make no representation or warranty, express or implied, to Tenant or to any other Person, as to the legality, enforceability, or validity of Section 2.3 or any other provisions of this Lease relating thereto.  Tenant hereby forever waives all claims, demands, obligations, and causes of action against and further releases Landlord and Hospital Authority, and their Affiliates, from any and all liability pertaining to the legality, enforceability, or validity of Section 2.3 and the effect that Section 2.3 may have upon the legality, enforceability, or validity of this Lease.  Under no circumstances shall Landlord or Hospital Authority be obligated to become liable for or subject to any liability, indebtedness, cost, commitment, or obligation, whether known or unknown, fixed or contingent, recorded or unrecorded, currently existing or hereafter arising or otherwise because of Section 2.3 of this Lease.  This Section 2.5(b) shall survive the expiration or termination of this Lease.

ARTICLE III

RENT

Section 3.1.    Annual Base Rent.  Beginning on the Commencement Date, Tenant agrees to pay Landlord, without prior demand therefor, and without set-off or deduction, a yearly base minimum rent in the amount of Twenty-six Thousand Four Hundred Eighteen and No/100 Dollars ($26,418.00), payable in monthly installments, each in the amount of Two Thousand Two Hundred One  and 50/100 Dollars ($2,201.50) plus an annual parking charge in an amount pursuant to the paragraph below (collectively, the base minimum rent and parking charge shall be defined herein as the “Base Rent”).  In the event the Commencement Date falls on a day other than the first day of a calendar month, then the monthly installment of Base Rent shall be prorated for such month.  In the event this Lease expires or is terminated on a day that is other than the last day of a calendar month, then the Base Rent for the month in which the Term expires or is terminated shall be prorated.  Tenant shall pay the Base Rent to Landlord at Landlord’s address set forth in Section 17.5 of this Lease, or at such other place as Landlord may from time to time designate to Tenant in writing (in accordance with Section 17.5 of this Lease), in funds which at the time of such payment shall be legal tender for the payment of public or private debts in the United States of America.

Beginning on the Commencement Date, Tenant shall also pay to Landlord an annual parking charge that shall be part of the Base Rent and initially shall be equal to the product of One Hundred and No/100 Dollars ($100.00) multiplied by the number of parking spaces which are allocated for Tenant’s use under Section 2.2 of the REA (initially, 120 spaces), being initially Twelve Thousand and No/100 Dollars ($12,000.00) per year.  In the event Tenant should demand the LTACH Exclusive Parking Rights, as provided for in the REA, then from and after the date that Tenant begins to have such exclusive parking, the amount of the parking charge that shall be part of the Base Rent shall be increased to One Hundred Twenty-Five Percent (125%) of the parking charge then in effect at the time that Tenant begins to have such exclusive parking, with the amount prorated for any partial calendar year.  Both the minimum rent and the parking charge that comprise the Base Rent shall be subject to adjustment pursuant to Section 3.5 below.

Section 3.2.    Additional Rent.  From and after the Commencement Date, Tenant hereby agrees to pay all Additional Rent to Landlord or to such other Person as Landlord may direct or as is required under this Lease at such time as such Additional Rent is due and payable as required under this Lease.

Section 3.3.    Late Charge.  If any installment of Base Rent is not paid within ten (10) days after the same is due (after giving effect to any applicable notice and/or cure periods under this Lease), Tenant shall pay to Landlord on demand, as Additional Rent, a late charge equal to three percent (3%) on such overdue installment of Base Rent.

Section 3.4.    Interest.  In addition to the late charge provided in Section 3.3, if Tenant shall fail to make payment of any installment of Base Rent or any Additional Rent within ten (10) days after the date when each such payment is due (after giving effect to any applicable notice and/or cure periods under this Lease), Tenant shall pay to Landlord interest at a rate equal to the Default Rate on the amount unpaid computed from the date such payment of Base Rent or Additional Rent was due up to and including the date of payment.

Section 3.5.    Adjustment to Base Rent.  The initial amount of Base Rent is set forth in Section 3.1 above.  On the fifth (5th) anniversary of the Commencement Date, and on every fifth (5th) anniversary of the Commencement Date thereafter, the Base Rent shall increase by ten percent (10%) over the Base Rent then in effect.

ARTICLE IV

GOVERNMENTAL APPROVALS; BUILDING PLANS; CONSTRUCTION OF IMPROVEMENTS; ALTERATIONS; LANDLORD APPROVAL; EASEMENTS

Section 4.1.    Site Plan Approvals.  Landlord and Tenant expressly approve the Site Plan attached hereto as Exhibit C and made a part hereof for all purposes.  Tenant agrees not to materially modify or amend the Site Plan without Landlord’s prior written approval, such approval not to be unreasonably withheld, delayed or conditioned.

Section 4.2.    Building Plans.  Landlord and Tenant have approved the Building Plans except as provided below.  Any changes in the Building Plans during the initial construction of the LTACH Improvements which (i) are made to the exterior of the LTACH Improvements, (ii) are made to the two-story connector between the LTACH Improvements and the main hospital building and (iii) are made to the interior of the LTACH Improvements that materially affect the access to the two-story connector from the LTACH Improvements shall require the approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned.  Any other change to the Building Plans shall not require the approval of Landlord under this Lease.  In the event Landlord does not respond to any requested change within five (5) days after drawings and other materials pertaining to the proposed change have been delivered to Landlord, such proposed change shall be deemed approved.  Any approval by Landlord of the Building Plans will not in any way be construed or deemed to constitute a representation or warranty by Landlord as to the adequacy or sufficiency of the Building Plans or the improvements to which they relate, for any reason, purpose or condition, but such approval will merely be the consent of Landlord as may be required hereunder.  Notwithstanding the foregoing, changes in the Building Plans which, in the determination of Tenant, must be made in order to accommodate any Legal Requirements, shall not require Landlord’s prior written approval, but Tenant shall provide Landlord with a copy of such change and explanation of the basis for the change.

Section 4.3.    Construction of Improvements.

(a)           Tenant covenants and agrees, at its sole expense, to construct, or cause to be constructed, with all commercially reasonable due diligence the LTACH Improvements in a good and workmanlike manner and substantially in accordance with the Site Plan and the Building Plans, subject to the terms of Section 4.2 or changes to accommodate reasonably unforeseeable conditions.  The LTACH Improvements shall include interior partitions, interior mechanical, plumbing, electric, finishes and other tenant improvements required to produce completed space ready for use and occupancy in accordance with the Site Plan and the Building Plans (such partitions, finishes and other tenant improvements being, collectively, the “Tenant Improvements”), to the extent provided in the Building Plans.  The LTACH Improvements shall be constructed by the General Contractor; provided that Tenant reserves the right to replace the General Contractor under the circumstances provided in the agreement between Tenant and the General Contractor and subject to the limitations set forth in Section 1.1(r).  In addition to the other insurance requirements set forth in this Lease, from the commencement of construction until completion of the LTACH Improvements, Tenant shall maintain or cause its contractors to maintain, general liability and other types of insurance meeting the requirements of Exhibit H attached hereto and made a part hereof.

(b)           In the event Tenant fails to commence construction of the LTACH Improvements on or before January 15, 2010, then either party, by written notice to the other sent prior to the commencement of construction, may terminate this Lease effective on the date such written notice is received by the other party.  Notwithstanding anything to the contrary contained herein, the provisions of Article XI of this Lease shall not apply to a termination of this Lease pursuant to this Section 4.3(b).  Construction of the LTACH Improvements shall be deemed commenced upon Tenant’s delivery to General Contractor of a notice to proceed with construction.  The date on which construction is to be commenced shall be extended on a day-for-day basis by any delay due to unforeseeable causes beyond Tenant’s reasonable control and without Tenant’s fault or gross negligence, including, but not limited to, acts of God, fires, floods, strikes, war, terrorist activity, changes in the Site Plan or Building Plans ordered by Landlord or its employees, agents or representatives or any governmental authority, delays caused by Landlord (either in its capacity as landlord under this Lease or as tenant under the Floyd Healthcare Management Sublease) or its employees, agents or representatives or any governmental authority, unusually severe weather conditions not reasonably foreseeable, and delays caused by the tenant under the Principal Subtenant Sublease, but excluding delays caused by the acts or omissions of Tenant’s contractors, subcontractors, material or equipment suppliers (except to the extent that Landlord refuses to accept substitute materials), architects or engineers, or the failure or inability of Tenant to provide sufficient capital and/or secure adequate financing to fund costs of construction in excess of those funds to be obtained under the Construction Loan.  Landlord shall diligently and promptly respond to all of Tenant’s and its contractors’ inquiries regarding the construction of the LTACH Improvements so as not to delay the completion of the LTACH Improvements.

(c)           Tenant covenants and warrants to Landlord that (i) all materials and equipment furnished will be new, unless otherwise specified, (ii) the LTACH Improvements will be of good quality, free from faults and defects, and (iii) the LTACH Improvements will be in full compliance with all applicable Legal Requirements.  Without limiting the generality of the foregoing, if within one (1) year after the date of substantial completion of all of the LTACH Improvements, or within such longer period of time as may be prescribed by law or the terms of any applicable special warranty required by the Site Plan and Building Plans, any of such LTACH Improvements or any part or element thereof is found to be defective or not in accordance with the Site Plan and Building Plans, Tenant shall correct or cause the same to be corrected promptly after receipt of written notice from Landlord to do so, unless Landlord has previously given Tenant a written acceptance of such condition.

(d)           In the event the LTACH Improvements are not substantially completed in substantial accordance with the Site Plan and Building Plans by February 28, 2011, (the “Required Completion Date”), then Landlord may thereafter, upon one hundred twenty (120) days written notice to Tenant, at Landlord’s option, purchase the LTACH Improvements and terminate this Lease; provided, however, this right and option shall terminate if Tenant substantially completes construction of the LTACH Improvements substantially in accordance with the Site Plan and Building Plans within ninety (90) days after delivery of such written notice to Tenant (the “Completion Cure Date”).  Landlord may exercise the foregoing option by delivering written notice thereof within thirty (30) days after the Required Completion Date.  Time shall be of the essence in delivering such notice.  If Landlord does not deliver notice exercising its right to purchase the LTACH Improvements within the thirty (30) day period provided, then Landlord’s right to purchase the LTACH Improvements under this Section 4.3(d) shall irrevocably terminate.  The LTACH Improvements shall be substantially complete when such improvements are completed substantially in accordance with the Site Plan and Building Plans and a certificate of occupancy for the LTACH Improvements by the appropriate governmental authority has been issued and a copy thereof has been delivered to Landlord.  The substantial completion of the LTACH Improvements shall be determined in accordance with the General Contract.  The Required Completion Date shall be extended on a day-for-day basis by any delay due to reasonably unforeseeable causes beyond Tenant’s control and without Tenant’s fault or negligence, specifically including within such causes or delay beyond Tenant’s control, but not limited to, acts of God, fires, floods, strikes, war, terrorist activity, changes in the Site Plan and Building Plans ordered by Landlord (either in its capacity as Landlord hereunder or as tenant under the Floyd Hospital Management Sublease), its employees, agents or representatives or any governmental authority, delays caused by Landlord, its employees, agents or representatives or any governmental authority, unusual weather conditions not reasonably anticipatable, and delays caused by the tenant under the Principal Subtenant Sublease, and specifically including delays caused by the acts or omissions of Tenant’s contractors, subcontractors, material or equipment suppliers, architects or engineers, but excluding the failure or inability of Tenant to provide sufficient capital to fund costs of construction.

(e)           The purchase price for the purchase of the LTACH Improvements pursuant to the option set forth in Section 4.3(d) shall be equal to the amount of the following costs incurred by Tenant through and including the date Landlord closes the purchase of the LTACH Improvements:  (a) all amounts actually paid to third party contractors, material and equipment suppliers, architects, engineers and other consultants which have been incurred in connection with the design and construction of the LTACH Improvements (including without limitation all amounts paid to acquire the rights to utilize the Building Plans, payments and/or reimbursements made in the ordinary course or otherwise reasonably required in connection with the design and construction of the LTACH Improvements); (b) any amounts that are owed by Tenant as retainage under any construction contract; (c) amounts paid as fees, reimbursements and other costs required to close the loan to finance the construction of the LTACH Improvements; (d) any fees required to be paid to equity investors at the initial closing; and (e) any amount owing to third parties in connection with the construction of the LTACH Improvements which have not been paid and any other costs or expenses that were incurred in connection with the construction of the LTACH Improvements and financed with the proceeds of any construction loan obtained by Tenant from a financial institution in connection with the development of the LTACH Land, including any other capital contributed by the Tenant; provided that [1] any fees or other compensation paid to any Affiliate of Tenant shall either (i) be as provided in the development budget approved by the Leasehold Mortgagee providing the construction financing, with a copy of the same being provided to Landlord upon approval of the same by the Leasehold Mortgagee, or (ii) otherwise be in amounts consistent with amounts that would have been payable to third parties in arms length transactions for the services rendered or other items provided by such Affiliates, and [2] such purchase price shall not include any amounts in excess of budgeted amounts for work required as a result of the gross negligence or willful misconduct of Tenant.  At closing, Landlord shall either assume the obligations of Tenant under the General Contract, contract with Tenant’s Architect and any other contracts which Tenant has entered into with respect to the design and/or construction of the LTACH Improvements which have not been fully performed or pay to Tenant at closing such amount as shall be required in order to terminate such contracts (whether such termination is through the exercise of a termination right in such contract or by negotiation with the parties to such contracts).  Any amounts payable with respect to such contracts shall be included in the purchase price.  Landlord may exercise the foregoing option by delivering written notice within the time provided in Section 4.3(d); provided, however, this right and option shall terminate if Tenant achieves substantial completion of the LTACH Improvements substantially in accordance with the Building Plans before the later of (x) the Completion Cure Date or (y) delivery of such notice to Tenant.  The closing of such purchase shall take place on the date which is thirty (30) days after the date the purchase option is exercised as provided above, unless such day is a Saturday, Sunday, or legal holiday, in which event the closing shall be on the next business day thereafter.  At least ten (10) days prior to the closing, Tenant shall furnish Landlord with a detailed breakdown of the amounts that are included in the calculation of such purchase price.  Such purchase price shall be paid in full at the closing of such purchase, although Landlord may, at its option, use all or any portion of such purchase price as may be necessary to discharge any mortgages or other liens affecting the LTACH Land.  Any mechanic’s or materialmen’s lien claims not released at closing may be bonded in accordance with applicable legal requirements.  In the event that, after giving effect to any bonding, the aggregate amount required to pay and discharge all such mortgages or liens exceeds such purchase price, Tenant shall pay all such additional sums and obtain full releases and discharges of any such mortgages or other liens at closing.  At the closing, Tenant shall execute a termination of this Lease and a quit claim deed for the LTACH Improvements to Landlord and return the LTACH Land to Landlord, free and clear of all Mortgages and other encumbrances whatsoever, excepting real estate taxes not yet due and payable and other Permitted Encumbrances.

(f)           The following are conditions precedent to Tenant’s obligations to construct the LTACH Improvements:

(i)           Tenant shall have received all governmental permits and approvals necessary or appropriate for the development and construction of the LTACH Improvements, all of which shall be on terms and conditions approved by both Tenant and Landlord (whose approval shall not be unreasonably withheld, conditioned or delayed), including, but not limited to (A) all approvals required under Legal Requirements; (B) all permits and approvals necessary for the commencement of construction of the LTACH Improvements; and (C) tap permits or connections for water and sanitary sewer service to the LTACH Land; provided, that Tenant shall be required to use commercially reasonable efforts to diligently pursue the receipt of such governmental permits and approvals.

(ii)           Tenant and Landlord shall have reasonably determined the location and boundaries of the LTACH Land, which shall be consistent with Exhibit A-2.

(iii)          Tenant shall have prepared or caused to be prepared using reasonable diligence and Landlord shall have approved, in writing, the Site Plan, survey (which shall be delivered to Landlord contemporaneously with the delivery of such survey to Tenant’s lender), and metes and bounds description for the LTACH Land.

  (iv)           Tenant shall have obtained using reasonable diligence and approved, in its reasonable discretion, a commitment for title insurance.

Section 4.4.    Alterations.  At any time during the Term (after the completion of the initial LTACH Improvements), Tenant, at its sole expense, may make interior, exterior and structural alterations and additions to any portion of the LTACH Improvements; provided, that (i) with respect to any alterations made to the exterior of the LTACH Improvements, made to the two-story connector between the LTACH Improvements and the main hospital building or are made to the interior of the LTACH Improvements that materially affect access to the two-story connector from the LTACH Improvements, Tenant shall first obtain Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed and (ii) the additions and alterations shall be constructed expeditiously with good materials in a good and workmanlike manner and in accordance with all Legal Requirements.  In the event any consent is requested, such consent shall be presumed except to the extent disapproved in writing by written notice delivered to Tenant within thirty (30) days after the date of delivery of the written request for such consent to Landlord.  All alterations and additions made in accordance with this Section shall become part of the LTACH Improvements and shall remain the property of Tenant during the Term.

Section 4.5.    Zoning and Permits.  To the extent not previously obtained, Tenant, at its sole cost and expense shall be responsible for and shall obtain all governmental permits and approvals necessary or appropriate for the construction of the LTACH Improvements including, but not limited to, (i) all approvals required under land use laws and ordinances, (ii) all required planning and zoning approvals, (iii) all required building permits and approvals, and (iv) tap permits or connections for water and sanitary sewer services to the Leased Property.  Landlord agrees, upon Tenant’s request to cooperate and assist Tenant in Tenant’s efforts to secure any necessary approvals or permits and to join in applications for zoning matters, building permits, certificates of occupancy, and all other applications for licenses, permits and approvals for which the signature of Landlord or the owner is required by applicable law.

Section 4.6.    Surrender of LTACH Improvements.  All LTACH Improvements (with the exception only of movable trade fixtures, furniture, furnishings, or other personal property owned by Tenant or any Subtenant) shall be surrendered to and become the absolute property of Landlord upon the expiration or earlier termination of the Term, whether by expiration of time or otherwise as provided herein.

Section 4.7.    Mechanic’s and Materialmen’s Liens.  Tenant will not create or permit to be created or to remain, and will promptly discharge, at its sole cost and expense, any lien, encumbrance or charge upon the LTACH Land, any part thereof or upon Tenant’s leasehold interest, which arises out of the use or occupancy of the LTACH Land by Tenant (other than any Leasehold Mortgage arising in accordance with the terms of this Lease) or by reason of any labor or materials furnished or claimed to have been furnished to Tenant or by reason of any construction, addition, alteration or repair of any part of the LTACH Land.  If any such lien is filed against the LTACH Land, Tenant shall, within sixty (60) days after notice of the filing thereof, cause such lien to be released or discharged with respect to the LTACH Land by payment or bonding (provided that, no new bond will be required if the claim arises by, through or under any subcontractor or material supplier of the General Contractor and the General Contractor has provided a payment bond).  Nothing contained in this Lease shall be construed as constituting the consent or request of Landlord, expressed or implied, to or for the performance by any contractor, laborer, materialman, or vendor of any labor or services or for the furnishing of any materials for any construction, alteration, addition, repair or demolition of or to the Leased Property, or any part thereof.  Notice is hereby given that Landlord will not be liable for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding the Leased Property or any part thereof through or under Tenant, and that no mechanic’s or other liens for any such labor, services or materials shall attach to or affect the interest of Landlord in and to the Leased Property.  After prior written notice to Landlord, Tenant shall not be required to discharge or remove any lien referred to in this Section so long as Tenant (or any Subtenant, the General Contractor or any direct subcontractor of the General Contractor) shall contest, in good faith and at its expense, the existence, the amount or the validity thereof or the amount of the damages caused thereby by appropriate proceedings which shall operate during the pendency thereof to prevent (i) the collection of, or other realization upon, the lien so contested, (ii) the sale, forfeiture or loss of any of the Leased Property, any Base Rent or any Additional Rent to satisfy the same, (iii) any interference with the use or occupancy of any of the Leased Property, and (iv) any interference with the payment of any Base Rent or any Additional Rent.  In no event shall Tenant pursue any contest with respect to any lien that exposes Landlord to any defeasance of its interest in the Leased Property.  Tenant agrees that each such contest shall be promptly and diligently prosecuted to a final conclusion, except that Tenant shall have the right to attempt to settle or compromise such contest through negotiations.  Tenant shall indemnify and hold Landlord harmless against any and all losses, judgments, decrees and costs (including reasonable attorneys’ fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof.

Section 4.8.    Landlord Approval.  Landlord has an interest in assuring that the LTACH Improvements shall complement the Medical Center and all present and future development on the Medical Center Land and the buildings, structures, landscaping and related improvements located thereon.  Therefore, Landlord shall have the right to approve any plans and designs of any new construction on the LTACH Land or any exterior modifications or additions to the buildings, improvements and landscaping situated on the LTACH Land, including, without limitation, the LTACH Improvements, which approval shall not be unreasonably withheld conditioned or delayed; provided, that in no event shall the LTACH Improvements contain a long term acute care hospital of more than approximately sixty-one thousand five hundred (61,500) square feet unless a larger long term acute care hospital is consented to by Landlord, which consent may be given or withheld at Landlord’s sole and absolute discretion.  Any approval requested by Tenant from Landlord shall be deemed given except to the extent disapproved by Landlord in written notice from Landlord received by Tenant within thirty (30) days after Landlord’s receipt of Tenant’s request.

Section 4.9.    Pedestrian Connection Hallway.  Tenant acknowledges and agrees that Tenant shall construct a pedestrian connection hallway on the LTACH Land between the main hospital building of the Medical Center and the LTACH, as provided on the Site Plan and the Building Plans.  Tenant shall be responsible for the cost in connection with the construction of the pedestrian connection hallway in accordance with the Site Plan and Building Plans.  The costs for maintenance and insurance of such hallway shall be the responsibility of Tenant in accordance with the provisions of the REA, which provides for easement rights in favor of the Landlord to cross through the lobby and interior hallways of the LTACH to reach the pedestrian connection hallway and other buildings on the Medical Center Land.  Tenant shall, at all times throughout the Term, operate and maintain the pedestrian connection hallway in a state of good condition and repair, suitable for use for pedestrian ingress and egress as set forth herein, including, without limitation, maintenance and repair of surfaces, removal of all paper, debris, rubbish, filth, and refuse, and the provision of utility services.

Section 4.10.    Easements.  Landlord and Tenant agree that the REA provides for appropriate easements, covenants, and restrictions for utilities, parking on the Medical Center Land, and other matters.  Landlord shall have the right to grant similar easements, leases, and licenses to others for the use of parking areas on the Medical Center Land as shall be determined, as and to the extent provided in the REA.

Nothing contained herein shall be construed or deemed to constitute a dedication, express or implied, of any real property to or for any public use or purpose whatsoever.  In connection with the use and enjoyment of the rights granted and declared herein for the benefit of Tenant, Tenant shall comply with all Legal Requirements.

Section 4.11.    Expansion Space.  From the period commencing January 15, 2010, and expiring on January 14, 2013, Landlord may request in writing that Tenant construct an expansion to the LTACH Improvements of up to fifty thousand four hundred forty-one (50,441) square feet on three (3) floors of the LTACH Improvements (the “Expansion Space”) and leasing of such Expansion Space to one or more proposed users (collectively, the “Expansion Space Users”).  Landlord will be responsible for providing proposed Expansion Space Users who will occupy the entire Expansion Space.

All Expansion Space Users and the terms and conditions of the subleases covering the Expansion Space (collectively, the “Expansion Space Subleases”), together with any guarantors of any Expansion Space Users and the terms and conditions of any guaranties of Expansion Space Subleases which may be required by Tenants, must be acceptable to Tenant in Tenant’s sole and absolute discretion.  In any event, all Expansion Space Subleases must be triple-net, inclusive of the share of each premises in the Expansion Space of any capital expenditures required to operate and maintain the LTACH Improvements.  Prior to any request that Tenant undertakes to construct the Expansion Space, (i) Landlord shall obtain and provide to Tenant the consent of the Hospital Authority under the Medical Center Master Lease for the construction of the Expansion Space, and (ii) Landlord shall provide to Tenant such consent for the construction of the Expansion Space that may be required under the REA, both of which consents shall be in form and substance acceptable to Tenant in Tenant’s sole and absolute discretion.  The items required under the foregoing provisions of this paragraph are herein collectively called the “Expansion Space Precondition Documents.”  Upon receipt and approval of the Expansion Space Precondition Documents, Tenant will seek such financing as is required in order to finance the construction of the Expansion Space.

Landlord recognizes that Tenant’s existing lender will have a lien on the Expansion Space under its existing mortgage or deed of trust.  Therefore, the existing lender will likely be approached by Tenant to provide financing for the Expansion Space.  If Tenant cannot obtain financing from the existing lender, Tenant will seek other financing in order to refinance the existing debt owed to existing lender and obtain construction financing for the construction of the Expansion Space in the LTACH Improvements.  Landlord acknowledges that, if the business terms and economics of such refinancing are less favorable to Tenant than the existing indebtedness with the existing lender, Landlord agrees to make Tenant financially whole in such amounts and manner as may be required by the circumstances, as Tenant may determine.

If the terms of the refinancing relative to the new debt for the construction of the Expansion Space are such that such new debt (and/or preferred return on any equity funding) would not be adequately provided by the income stream from the Expansion Space Subleases, Landlord acknowledges that the Expansion Space Subleases will have to be modified or amended in such manner as to provide an income stream under such Expansion Space Subleases as will be capable of meeting the proposed debt service for such new debt.  If Tenant fails to approve any of the Precondition Documents or if Tenant cannot obtain financing for the construction of the Expansion Space, then Landlord will have the right to deliver a written notice to Tenant (the “Landlord Purchase Notice”) setting forth Landlord’s desire to purchase the LTACH Improvements from Tenant.  The date of delivery of the Landlord Purchase Notice is herein called the “Landlord Purchase Notice Delivery Date.”  Tenant may also deliver to Landlord a written notice (the “Tenant Purchase Notice”) advising Landlord that the terms and conditions under which the Expansion Space could be constructed are not satisfactory to Tenant.  In the event of the delivery of the Tenant Purchase Notice, Landlord will have thirty (30) days from the receipt of the Tenant Purchase Notice to deliver the Landlord Purchase Notice.  Failure to deliver the Landlord Purchase Notice within such thirty (30) day period will constitute a waiver of any purchase right that Landlord may have under this Section.  In the event Landlord delivers the Landlord Purchase Notice in accordance with this Section, then Landlord and Tenant agree that they will in good faith negotiate a price and terms of sale in order for Tenant to sell the LTACH Improvements to Landlord during a period of sixty (60) days, following the Landlord Purchase Notice Delivery Date, provided that, the parties agree that neither party has any obligation to buy or sell the LTACH Improvements.  Further, in the event Landlord and Tenant are not able to agree upon the terms of such sale and consummate the same within such sixty (60) day period, then neither party shall have any further obligation to negotiate or pursue the sale of the LTACH Improvements by Tenant to Landlord.

ARTICLE V

USE OF LEASED PROPERTY

Section 5.1.    Use of Leased Property.

(a)           The Leased Property shall be used subject to and in accordance with this Article V.  So long as the Principal Subtenant Sublease remains in effect, the portion of the LTACH Improvements leased thereunder shall be used only (i) as a licensed long term acute care hospital facility and (ii) for such other uses as may be necessary, incidental, profitable or complimentary for such use, subject to the restrictions contained in Section 5.2.  So long as any portion of the LTACH Improvements is leased to Floyd Healthcare Management, Inc., or its Affiliate, successor or assign, such premises may be utilized for any purposes permitted under the applicable Floyd Healthcare Management Sublease.  Upon expiration or earlier termination of the Principal Subtenant Sublease, the portions of the LTACH that were subject to the Principal Subtenant Sublease as well as any other portions of the LTACH Improvements not subleased to Floyd Healthcare Management, Inc., or its Affiliate, successor or assign, shall not be utilized for any use that is prohibited by this Lease or the REA, including, by way of example and not limitation, those prohibited uses and restrictions set forth in Section 5.2 below.  Tenant may request in writing Landlord’s interpretation of a proposed use of the Leased Property to determine if it is Landlord’s opinion that such a proposed use would be in violation of the uses precluded in this Article V.  Landlord shall advise Tenant in writing within ten (10) days of receipt of Tenant’s request if in Landlord’s opinion such proposed use would create a violation of the uses precluded by this Article V.  If Landlord advises that the proposed use would be in violation, then the proposed use shall be precluded on the Leased Property.  If Landlord fails to timely respond then the proposed use shall be deemed to be permitted under this Lease.

(b)           In no event shall the Leased Property be used for any purpose which would constitute a public or private nuisance or waste or which would violate any of the provisions of any Permitted Encumbrances, (including, without limitation, the Medical Center Master Lease), any Legal Requirements or any covenants or restrictions applicable to the Leased Property.  Tenant agrees that with respect to the Permitted Encumbrances (including, without limitation, the Medical Center Master Lease) and any such covenants or restrictions existing as of the date of this Lease, Tenant shall observe, perform and comply with and carry out the provisions thereof required therein to be observed and performed by Landlord.

(c)           Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Property or any use to be made thereof contrary to applicable Legal Requirements.  Tenant shall not use, occupy or permit any of the Leased Property to be used or occupied, nor do or permit anything to be done in or on any of the Leased Property, in a manner which would (i) make void or voidable any insurance which Tenant is required hereunder to maintain then in force with respect to any of the Leased Property, (ii) affect the ability of Tenant to obtain any insurance which Tenant is required to furnish hereunder, or (iii) cause any injury or damage to any of the LTACH Improvements except ordinary wear and tear.

(d)           Subject to all of the provisions of this Lease, so long as no Event of Default exists hereunder, Landlord covenants to do no act to disturb the peaceful and quiet occupation and enjoyment of the Leased Property by Tenant; provided that Landlord may enter upon and examine any of the Leased Property during business hours upon reasonable notice (or at any time and without notice in case of emergency) and exercise any rights and privileges granted to Landlord under the provisions of this Lease and at law.

Section 5.2.    Restrictions.

(a)           Landlord and Tenant acknowledge and agree that contemporaneously with execution of this Lease, Tenant is entering into the Principal Subtenant Sublease and the Floyd Healthcare Management Sublease.  The practice of medicine on the LTACH Land shall be conducted only by physicians (“Physicians”) licensed to engage in the private practice of medicine for the care and treatment of human beings and other related activities incidental thereto, and for no other purpose.

(b)           Physicians who conduct a medical practice and related activities on the LTACH Land and any other medical providers who conduct healthcare activities on the LTACH Land shall not be permitted to provide any of the following services or procedures, except for the limited purpose of serving the patients admitted to the long term acute care hospital on the LTACH Land: (i) any form of testing for diagnostic or therapeutic purposes, provision or operation of a laboratory (including, without limitation, a pathology laboratory or a clinical laboratory), diagnostic imaging services (which include, without limitation, the following testing facilities: fluoroscopy, x-ray, plain film radiography, computerized tomography (CT) ultrasound, radiation therapy, mammography and breast diagnostics, nuclear medicine testing and magnetic resonance imaging), and (ii) physical therapy services or respiratory therapy service. In no event shall any of the services set forth above be offered and/or provided to any patient other than an admitted patient at one of the forty-five (45) beds at the long term acute care hospital operated pursuant to the Principal Subtenant Sublease, except with the prior written consent of the Landlord, which may be given or withheld at Landlord’s sole and absolute discretion.

(c)           In no event shall the LTACH Land or any part thereof be used for the following activities without the prior written consent of Landlord, which consent may be given or withheld in its sole and absolute discretion: (i) the operation of an acute care general hospital, a specialty hospital (other than a long term acute care hospital as described in Section 5.2(a) above), a rehabilitation center, an extended care facility (other than a long term acute care hospital as described in Section 5.2(a) above), a nursing home, an outpatient or inpatient clinic, surgical center, emergency center, diagnostic imaging services, a laboratory, a home health service, a birthing center, a health maintenance organization or similar direct care provider, an ambulance service, a kidney dialysis center, or an inhalation or physical therapy center, (ii) any purpose that is in violation of any law, code, ordinance, zoning ordinance or condition or governmental rule or regulation, (iii) any purpose reasonably deemed by Landlord or its insurer to be extrahazardous on account of fire risk, (iv) any purpose that would reasonably cause a cancellation of any insurance policy covering the Medical Center, (v) any operation which creates a nuisance, (vi) any use that results in any noise or sound that would be reasonably objectionable to the occupants of the Medical Center due to intermittence, beat, frequency, shrillness, or loudness of the noise, (vii) any use that results in any obnoxious odor, (viii) any use that results in the use of any portion of the Leased Property for the storage of any inflammable, combustible, or explosive fluid, or chemical substance, other than reasonable amounts of cleaning fluids and solvents or other materials required in the normal operations at the Leased Property, (ix) any use that causes improper dumping, disposal, treatment, storage, incineration, or reduction of wastes, garbage, or refuse, or (x) any retail use, including, without limitation, any restaurant, snack bar (other than vending machines offering beverages and light snacks), sandwich shop, gift shop, pharmacy, entertainment facility, theater, department store, specialty retail shop, or any other similar use; provided that, any determination under the foregoing clauses (iii), (iv), (v), (vi), (vii) and (viii) shall take into account and not preclude those activities which are in the normal course of operating a long term acute care hospital facility.  Tenant shall indemnify and hold harmless Landlord against all costs, expenses, damages, liability, or loss caused by any violation hereof of any provision of this Article V.

(d)           No drugs or medicines may be dispensed on the LTACH Land to persons other than the patients of Physicians that are admitted to the facilities on the LTACH Land.  The installation and use of any diagnostic, laboratory or radiology equipment on the LTACH Land shall be subject to the prior written approval of Landlord, which shall not be unreasonably withheld, and prior to the installation of any such equipment on the LTACH Land, Landlord shall be provided with a list of such equipment and its intended use.

ARTICLE VI

TAXES AND ASSESSMENTS

Section 6.1.    Payment of Taxes.  Subject to the provisions of Section 6.3 hereof relating to contests, during the Term, Tenant shall annually return or cause to be returned the Leased Property, the LTACH Land, and the LTACH Improvements for real estate and personal property taxes, and shall pay or cause to be paid on or before the last day on which such may be paid without penalty, all real estate and personal property taxes, water rents, sewer charges, other impositions, and assessments that are levied or assessed upon the Leased Property, the LTACH Land, and the LTACH Improvements during the Term, including, without limitation (all of the preceding and following being herein collectively called the “Impositions”):  all taxes of every kind and nature (including real, ad valorem, and personal property taxes) on or with respect to the LTACH Land, LTACH Improvements or Leased Property; all charges and/or taxes imposed by any governmental body for any easement or agreement maintained for the benefit of the LTACH Land, LTACH Improvements or Leased Property; all general and special assessments (payable in installments if permitted), levies, permits, inspection and license fees on or with respect to the LTACH Land, LTACH Improvements or Leased Property; all water and sewer rents and other utility charges on or with respect to the LTACH Land, LTACH Improvements or Leased Property; and all other public charges and/or taxes whether of a like or different nature, even if unforeseen or extraordinary, imposed or assessed upon or with respect to the LTACH Land, LTACH Improvements or Leased Property, prior to or during the Term, against Landlord, Tenant or any of the Leased Property as a result of or arising in respect of the occupancy, leasing, use, maintenance, operation, management, repair or possession thereof, or any activity conducted on the LTACH Land, LTACH Improvements or Leased Property, or the Base Rent or Additional Rent, including without limitation, rent tax, sales tax, occupancy tax or excise tax levied by any governmental body on or with respect to such Base Rent or Additional Rent.  If received by Landlord, Landlord shall promptly deliver to Tenant any bill or invoice with respect to any Imposition.  Nothing herein shall obligate Tenant to pay, and the term “Impositions” shall exclude, federal, state or local (i) transfer taxes as the result of a conveyance by (or suffered by) Landlord (other than this Lease), (ii) franchise, capital stock or similar taxes if any, of Landlord, (iii) income, excess profits or other taxes, if any, of Landlord, determined on the basis of or measured by its net income, or (iv) any estate, inheritance, succession, gift, capital levy or similar taxes, unless the taxes referred to in clauses (ii) and (iii) above are in lieu of or a substitute for any other tax or assessment upon or with respect to any of the Leased Property which, if such other tax or assessment were in effect at the commencement of the Term, would be payable by Tenant.  In the event that any assessment against any of the Leased Property may be paid in installments, Tenant shall have the option to pay such assessment in installments; and in such event, Tenant shall be liable only for those installments which become due and payable during the Term.  Tenant shall prepare and file all tax reports required by governmental authorities which relate to the Impositions.  Tenant shall deliver to Landlord copies of all settlements and notices pertaining to the Impositions which may be issued by any governmental authority and receipts for payments of all Impositions made during each calendar year of the Term, within ten (10) days after payment thereof.

Section 6.2.    Indemnity for Impositions.  Tenant will not permit any lien or judgment for Impositions to be enforced against the LTACH Land or LTACH Improvements.  Tenant agrees to indemnify and save Landlord harmless from the payment of Impositions and any loss, cost, expense (including court costs and reasonable attorneys’ fees), or liability ever incurred or suffered by Landlord as a result of Tenant’s failure to pay the Impositions or any portion thereof in accordance with the provisions hereof.

Section 6.3.    Tenant’s Right to Contest.  Tenant may in good faith and at its sole cost and expense (in its own name or in the name of Landlord, or both, as Tenant may determine appropriate) contest the validity or amount of (i) the Impositions, and (ii) any other taxes, charges, assessments, or other amounts, charged or assessed against the LTACH Land, LTACH Improvements or Leased Property in which event the payment thereof may be deferred during the pendency of such contest.  If requested by Tenant, Landlord will join Tenant as a party to any such contest; provided, that Landlord shall not be obligated to incur any expense in connection therewith.  Nothing herein contained, however, shall be construed to authorize Tenant to allow or to permit the Leased Property, or any part thereof, to be sold by any city, state, municipal, or other governmental authority for the non-payment of any Impositions.

Section 6.4.    Allocation of Single Tax Bill.  Landlord and Tenant shall cooperate in good faith for purposes of taking such action as may be reasonably required to cause the taxing authority for Floyd County, Georgia, to issue separate real and personal property tax bills for the Leased Property, the LTACH Land, and the LTACH Improvements separate from the remainder of Medical Center Land.  Notwithstanding the provisions of Section 6.1 above, if the taxing authority for Floyd County, Georgia, will not issue separate real and personal property tax bills for the Leased Property, the LTACH Land, and the LTACH Improvements separate from the remainder of the Medical Center Land, then Landlord shall annually return the Leased Property, the LTACH Land, and the LTACH Improvements, and Landlord shall provide Tenant with a copy of such tax bill within twenty (20) days of Landlord’s receipt of the same.  Upon receipt of such tax bill, Tenant shall tender to Landlord on or before five (5) business days prior to the last day on which such sum may be paid to the taxing authority at the lowest possible rate, including, if available, any discount applicable for early payment, the funds for the portion of the tax bill applicable to the Leased Property the LTACH Land, and the LTACH Improvements during the Term, with the amount of such reimbursement to be determined by Landlord in the exercise of its reasonable judgment.

ARTICLE VII

NET LEASE

This is a net lease and Base Rent, Additional Rent and all other sums payable hereunder by Tenant shall be paid, except as otherwise expressly provided herein, without notice, demand, setoff, counterclaim, recoupment, abatement, suspension, deferment, diminution, deduction, reduction or defense.  It is intended that the Base Rent provided for in this Lease shall be absolutely net to Landlord throughout the Term, and accordingly, Tenant covenants and agrees to pay, as they become due and payable and before they become delinquent, except as otherwise expressly provided herein, all operating and capital expenses in connection with the operation, maintenance, repair, restoration, use or occupation of the Leased Property including, without limitation, the costs, charges and assessments related to Impositions, utilities, insurance, and costs payable pursuant to the REA.

ARTICLE VIII

TITLE AND CONDITION

Section 8.1.    Title and Condition.

(a)           The Leased Property are demised and let subject to (i) the Permitted Encumbrances (including, without limitation, the Medical Center Master Lease), (ii) all Legal Requirements, including any existing violation of any thereof, and (iii) the condition of the Leased Property as of the commencement of the Term; without representation or warranty by Landlord except as expressly set forth in this Lease.  During the Term of this Lease, Landlord shall take no action that would materially adversely affect Tenant’s rights hereunder unless and to the extent that Tenant has consented in writing to such action.

(b)           Landlord represents and warrants to Tenant, with the understanding that Tenant is entering into this Lease in reliance thereon, that as of the Effective Date:

(i)           Landlord has the full power and authority to enter into and perform this Lease according to its terms and the individual executing this Lease on behalf of Landlord is authorized to do so;

(ii)           Landlord has not granted to any third party the right to use or occupy any portion of the Leased Property, and Landlord is not aware of any claim by any third party of the right to do so;

(iii)           Landlord has not received notice of and has no knowledge of any existing or threatened action, suit or proceeding affecting the Leased Property (including, without limitation, proposed or threatened condemnation), in any court or before or by any federal, state, County or municipal or other governmental instrumentality;

(iv)           Landlord has the authority to enter this Lease and the REA in accordance with the terms of the Medical Center Master Lease, state and federal law; and

(v)           There are no leases, rental or other contracts or agreements which are not referenced in Exhibit B and which burden and encumber the Leased Property.

(c)           EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY LANDLORD HEREIN, LANDLORD LEASES AND WILL LEASE AND TENANT TAKES AND WILL TAKE THE LEASED PROPERTY “AS IS” AND “WITH ALL FAULTS”, AND TENANT ACKNOWLEDGES THAT LANDLORD (WHETHER ACTING AS LANDLORD HEREUNDER OR IN ANY OTHER CAPACITY) HAS NOT MADE AND WILL NOT MAKE, NOR SHALL LANDLORD BE DEEMED TO HAVE MADE, ANY WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO ANY OF THE LEASED PROPERTY, INCLUDING ANY WARRANTY OR REPRESENTATION AS TO ITS HABITABILITY, ITS FITNESS FOR USE OR PURPOSE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, OR AS TO VALUE, COMPLIANCE WITH SPECIFICATIONS, LOCATION, USE, CONDITION, MERCHANTABILITY, QUALITY, DESCRIPTION, DURABILITY OR OPERATION, IT BEING AGREED THAT ALL RISKS INCIDENT THERETO ARE TO BE BORNE BY TENANT.  TENANT ACKNOWLEDGES THAT THE LEASED PROPERTY IS OF ITS SELECTION AND TO ITS SPECIFICATIONS, AND THAT THE LEASED PROPERTY HAS BEEN INSPECTED BY TENANT AND IS SATISFACTORY TO IT.  TENANT SHALL NOT HAVE THE RIGHT TO TERMINATE THIS LEASE DUE TO ANY CONDITION OF OR ANY LATENT OR OTHER DEFECT IN ANY OF THE LEASED PROPERTY.  IN THE EVENT OF ANY DEFECT OR DEFICIENCY IN ANY OF THE LEASED PROPERTY OF ANY NATURE, WHETHER PATENT OR LATENT, LANDLORD SHALL NOT HAVE ANY RESPONSIBILITY OR LIABILITY WITH RESPECT THERETO OR FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING STRICT LIABILITY IN TORT).  THE PROVISIONS OF THIS SECTION 8.1(c) HAVE BEEN NEGOTIATED, AND THE FOREGOING PROVISIONS ARE INTENDED TO BE A COMPLETE EXCLUSION AND NEGATION OF ANY WARRANTIES BY LANDLORD, EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF HABITABILITY, WITH RESPECT TO ANY OF THE LEASED PROPERTY, ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

(d)           Notwithstanding anything to the contrary set forth in this Lease, Landlord shall be liable for and is not released from liability for clean up of Hazardous Substances on, or under the LTACH Land prior to the Effective Date.

(e)           Tenant acknowledges and agrees that Tenant has examined the condition of title to the Leased Property prior to the execution and delivery of this Lease and has found such title to be satisfactory for the purposes contemplated by this Lease.

(f)           Landlord represents and warrants to Tenant that Landlord has received no written notice and has no knowledge of the existence of any Hazardous Substance or Hazardous Material on or under the LTACH Land or the Medical Center Land.

Section 8.2.    Joinder.  Hospital Authority has executed the attached Joinder to evidence, inter alia, its agreement to reinstate this Lease for a lease term that shall not exceed the maximum term permitted by the Georgia Hospital Authorities Law or any other Legal Requirement upon any termination of the Medical Center Master Lease prior to the expiration thereof.  In such event, Tenant agrees to attorn to the Hospital Authority.  Further, in such event, (i) the Hospital Authority shall not be responsible for the return or repayment of any security or other deposits made by Tenant with Landlord hereunder unless Landlord has turned the same over to the Hospital Authority, and (ii) the Hospital Authority shall not be liable or responsible for the cure or remedy of any breach, violation, or default on the part of Landlord under this Lease that occurred prior to termination of the Medical Center Master Lease, or of Landlord’s right of possession of the Leased Property under the Medical Center Master Lease.  Contemporaneously with the execution of this Lease, Landlord is executing and delivering the Recognition, Non-Disturbance and Estoppel Agreement in the form attached hereto as Exhibit F.

ARTICLE IX

REPAIR AND MAINTENANCE; COMPLIANCE WITH LAWS; INSURANCE

Section 9.1.    Repair and Maintenance.  Throughout the Term, Tenant, at its sole cost and expense, shall keep and maintain all of the Leased Property, including, without limitation, the LTACH Improvements in good repair and condition and shall make all repairs, replacements and renewals, foreseen or unforeseen, ordinary or extraordinary, necessary to put or maintain the Leased Property and LTACH Improvements in such state of repair and condition, ordinary wear and tear excepted.  Landlord shall not be required to maintain, repair or rebuild all or any part of the Leased Property and LTACH Improvements.  Tenant waives the right to (a) require Landlord to maintain, repair or rebuild all or any part of the Leased Property and LTACH Improvements or (b) make repairs at the expense of Landlord pursuant to any Legal Requirements, contract, easement, covenant, condition or restriction at any time in effect.  In addition, Tenant shall keep or cause to be kept the Leased Property and LTACH Improvements in a safe and sanitary condition as required by all applicable Legal Requirements.

Tenant shall keep and maintain or cause to be kept and maintained the LTACH Improvements in a safe, clean and attractive condition consistent with the standards of maintenance and cleanliness in effect with respect to the balance of the Medical Center Land and shall keep the LTACH Improvements, including those items situated on the LTACH Land, free from any accumulations of dirt, trash and other debris.  Tenant shall comply with and shall cause all of its partners, officers, directors, employees, agents, contractors, invitees, licensees and its sub-tenants and other occupants of any portion of the LTACH Land to comply with all reasonable rules and regulations adopted from time to time by Landlord relating to the use of the LTACH Land, including rules regarding the placement of signage and landscaping.

Section 9.2.    Compliance with Laws.  During the Term, Tenant shall comply with and cause the Leased Property and LTACH Improvements to be in compliance with (i) all Legal Requirements applicable to the Leased Property and LTACH Improvements or the uses conducted on the Leased Property and LTACH Improvements, (ii) the provisions of any insurance policies required to be maintained by Tenant with respect to the Leased Property and LTACH Improvements, and (iii) the terms of any easements, covenants, conditions and restrictions affecting the Leased Property and LTACH Improvements which are Permitted Encumbrances or are created after the date of this Lease.  If any additions, alterations, changes, repairs or other work of any nature, structural or otherwise shall be required or ordered or become necessary at any time during the Term because of any of these requirements, the entire expense of the same, irrespective of when the same shall be incurred or become due, shall be the sole liability of Tenant.

Section 9.3.    Casualty Insurance.  Tenant at its sole expense shall keep all LTACH Improvements on the Leased Property insured under the coverages listed on Exhibit H.  Tenant shall furnish to Landlord evidence of coverage and any renewals or replacements of this insurance.  Landlord shall be named an additional insured under this policy.  Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain and maintain the insurance described in this Section until immediately prior to the termination of the builder’s risk insurance on the LTACH Improvements described in Section 9.4 below.

Section 9.4.    Builder’s Risk Insurance.  Until completion of construction of the LTACH Improvements, Tenant at its sole expense shall maintain or cause to be maintained builder’s risk insurance covering the construction of the LTACH Improvements, in an amount not less than the full insurable value of the LTACH Improvements, and materials supplied in connection with the LTACH Improvements.  Tenant shall furnish to Landlord evidence of coverage and any renewals or replacements of this insurance.  Landlord shall be named as an additional insured under this policy.  The Leasehold Mortgagee shall be a loss payee under such builder’s risk insurance coverage.

Section 9.5.    Certificates.  Upon the full execution of this Lease, Tenant shall deliver to Landlord certificates of the insurance required under this Lease.  Each certificate shall provide that the insurer will not cancel the policy except after thirty (30) days prior written notice to Landlord.  At least ten (10) days prior to the expiration of each such insurance policy, Tenant shall deliver to Landlord copies of a renewal policy or binder which shall comply with the foregoing provisions with respect to prior notice of cancellation thereof being given by the insurance company to Landlord.  In the event of the failure of Tenant to procure and deliver such renewal policy or policies or binder or binders therefor within the time above prescribed, Landlord shall be permitted to do so and the premiums charged therefor shall be borne and paid promptly by Tenant.

Section 9.6.    Liability Insurance.  Tenant agrees to maintain or cause to be maintained at all times during the Term comprehensive general liability insurance in which Landlord shall be named as an additional insured with limits of liability as provided on Exhibit H.  All insurance policies required by this provision shall be obtained by Tenant at Tenant’s expense.  Said insurance policies shall provide for at least thirty (30) days notice to Landlord before cancellation and shall include a waiver of subrogation by the insurance carrier.  Leasehold Mortgagee shall be named as an additional insured.

Section 9.7.    Waiver of Subrogation.  Landlord and Tenant shall not be liable to the other for loss or damage caused by fire or perils covered by insurance policies maintained by the other party with respect to the LTACH Land or the LTACH Improvements or any equipment or personal property contained therein, and to the extent of such insurance, Landlord and Tenant, both on behalf of themselves and their respective insurers, waive all rights of subrogation on account of such loss or damage; provided, however, that this waiver shall not be deemed operable to the extent of any reasonable “deductible” regarding the applicable insurance coverage.

Section 9.8.    Premiums.  All premiums and charges for all of said insurance policies shall be paid by Tenant when due.  If Tenant shall fail and neglect to make any payment when due, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount of any premium paid by Landlord shall be repaid by Tenant promptly on demand.

ARTICLE X

ASSIGNMENT AND SUBLETTING

Section 10.1.    Right of Assignment, Sublease or Encumbrance.

(a)           Subject to the terms of Section 10.1(b), as applicable, Tenant may freely sublease the Leased Property or any part thereof in connection with its operation of the LTACH Improvements, and/or assign or encumber Tenant’s leasehold interest in this Lease or its interest in the LTACH Improvements in whole or in part at any time without the requirement of obtaining the prior written approval of Landlord; provided, that (i) this Lease may not be assigned to a Person that is a Competitor without, in each instance, the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion, (ii) this Lease may not be assigned by Tenant to a Person that is not a Qualified Operator without in each instance the prior written consent of Landlord, which may be given or withheld in Landlord’s sole and absolute discretion, and (iii) this Lease may be assigned to an entity constituting a Leasehold Mortgagee (without regard to any assignment of an existing Leasehold Mortgage to such entity) or any purchaser at a foreclosure sale under a Leasehold Mortgage provided such Leasehold Mortgagee and/or purchaser at a foreclosure sale is not a Competitor.  It is specifically agreed that a Leasehold Mortgagee or purchaser at a foreclosure sale under a Leasehold Mortgage need not be a Qualified Operator in order to take an assignment of this Lease.  Tenant shall not be relieved of any of its obligations under this Lease as a result of any assignment, sublease or other transfer, except as provided in Section 10.2.

(b)           As used herein, the term “Competitor” shall mean (i) any Person which owns or operates a hospital facility located in either Floyd, Polk, Chattooga, Gordon or Bartow counties, Georgia, any Affiliate of such Person, any successor or assign of such Person or an Affiliate, or any employee of any of the aforesaid Person or Affiliate; or (ii) HCA Health Services of Georgia, Inc., a Georgia corporation, Redmond Park Hospital, L.L.C., a Georgia limited liability company, any Affiliate of either of the aforesaid Persons, any successor or assign of either of any of the aforesaid Persons, any employee of any of the aforesaid Persons (during the term of such employment), or any Person that owns and/or operates the healthcare facility currently known as the Redmond Regional Medical Center.  As used herein, the term “Qualified Operator” shall mean any Person which has directly or indirectly owned and/or has managed or whose direct or indirect owners, or whose principals, managers and/or officers have owned and/or managed for a period of at least five (5) years improved real estate utilized by others for the provision of healthcare services which has a financial profile consistent with investors of medical real estate.

(c)           In connection with any proposed assignment of this Lease, Tenant shall provide to Landlord the following documentation and information:

(i)            the full name of any proposed assignee;

(ii)            a disclosure statement describing the ownership of the proposed assignee and the business conducted by such assignee;

(iii)            the intended use of the space to be leased or otherwise occupied by the proposed assignee; and

(iv)            the form of transfer documentation.

Section 10.2.         Continuing Obligations of Tenant.  The making of any assignment, encumbrance or subletting, in whole or in part, shall not operate to relieve Tenant from Tenant’s obligations under this Lease and, notwithstanding any such assignment, encumbrance or subletting, Tenant shall remain liable for the payment of all Base Rent and Additional Rent and other charges and fees payable under this Lease and for the due performance of all the covenants, agreements, terms and provisions of this Lease to the full end of the term of this Lease, whether or not there shall have been any prior termination of this Lease by summary proceedings or otherwise; provided that, following Tenant’s assignment of its entire interest in this Lease, the assigning Tenant shall be completely relieved of any and all obligations accruing under this Lease after the date of such assignment upon Landlord’s receipt of documentation evidencing that the party to whom such interest in this Lease was assigned (i) has assumed in writing all obligations of Tenant under this Lease from and after any such assignment and (ii) is a permitted assignee under Section 10.1(a).  Any instrument of transfer under this Section 10.2 shall be expressly made subject to this Lease (including the use restrictions herein) and all rights, interest, estates and options of Landlord hereunder.

Section 10.3.          Consent of Landlord.  Any consent by Landlord herein contained or hereafter given to any act or acts for which Landlord’s consent is by the terms hereof required, shall be held to apply only to the specific transaction hereby or thereby approved.

Section 10.4.          Obligations of Assignee.  Any assignee shall take this Lease subject to all the covenants and agreements herein contained as of the date it takes possession.  In no event shall Landlord ever be required to subordinate its leasehold estate in the Leased Property or any Mortgage or other encumbrance upon same to any holder of any interest in, or encumbrance on, the leasehold interest of Tenant in the Leased Property.

Section 10.5.          Assignment by Landlord.  Landlord may freely assign its interest, either in whole or in part, under this Lease and in the Leased Property, and in such event and upon such transfer, the assigning Landlord shall be relieved of all obligations which accrue under this Lease from and after such transfer; provided, however, any party to whom any interest under this Lease or in the Leased Property may be transferred shall assume all obligations of Landlord under this Lease from and after any such transfer.

ARTICLE XI

FINANCING

Section 11.1.    Right to Mortgage Leasehold.  Tenant may freely pledge or grant a mortgage, deed of trust, deed to secure debt or other assignment or pledge on Tenant’s leasehold interest in this Lease or interest in the LTACH Improvements in whole or in part at any time and from time to time, without the requirement of obtaining any approval, consent or joinder of Landlord, provided that such pledge or grant is to a Leasehold Mortgagee and provided further that Landlord is notified prior to the closing of the creation of any such Leasehold Mortgage or within thirty (30) days after the creation of such Leasehold Mortgage.

Section 11.2.    Notice of Leasehold Mortgage. At any time after Tenant has granted a Leasehold Mortgage to a Leasehold Mortgagee, Tenant shall provide to Landlord the address to which notices are specified to be sent to the person or entity holding the Leasehold Mortgage).  It is specifically agreed that there may be more than one Leasehold Mortgagee under this Lease.  Upon delivery to Landlord of written notice of the Leasehold Mortgage, the Leasehold Mortgagee thereunder shall be entitled to the benefit of all provisions of this Lease pertaining to or granting any rights to Leasehold Mortgagee.  Reference to Leasehold Mortgagee in the following Sections of this Article XI shall mean all Leasehold Mortgagees in respect to which notice has been provided to Landlord pursuant to this Section 11.2.

Section 11.3.    Default Notice.  Landlord, upon providing Tenant any notice of (i) default under this Lease, or (ii) a termination of this Lease, shall at the same time provide a copy of such notice to every Leasehold Mortgagee.  No such notice by Landlord to Tenant shall be deemed to have been duly given unless and until a copy thereof has been so provided to every Leasehold Mortgagee.  After such notice has been given to a Leasehold Mortgagee, such Leasehold Mortgagee shall have the same period, running concurrently, after the giving of such notice upon it for remedying any default or causing the same to be remedied as is given Tenant after the giving of such notice to Tenant plus, in each instance, the additional periods of time specified in Sections 11.4 and 11.5 to remedy, commence remedying, or cause to be remedied the defaults specified in any such notice.  Landlord shall accept such performance by or at the instigation of such performance by Leasehold Mortgagee as if the same had been done by Tenant.  Tenant authorizes each Leasehold Mortgagee to take any such action at such Leasehold Mortgagee’s option and does hereby authorize entry upon the Leased Property by the Leasehold Mortgagee for such purpose.

Section 11.4.    Notice to Leasehold Mortgagee.

(a)           Notice.  Anything contained in this Lease to the contrary notwithstanding, if any default shall occur that entitles Landlord to terminate this Lease, Landlord shall have no right to terminate this Lease unless, during or following the expiration of the period of time given Tenant to cure such default, Landlord shall notify (such notice being herein called the “Termination Notice”) every Leasehold Mortgagee of Landlord’s intent to so terminate at least thirty (30) days in advance of the proposed effective date of such termination if the nature of such default is the failure to pay a sum of money to Landlord or pursuant to any Fee Mortgage, and at least sixty (60) days in advance of the proposed effective date of such termination in the event of any other default.  The provisions of Section 11.5 below shall apply if, during such thirty (30) or sixty (60) day Termination Notice period, any Leasehold Mortgagee shall:

(i)           Notify Landlord of such Leasehold Mortgagee’s desire to nullify such notice; and

(ii)          Pay or cause to be paid all Rent and other payments then due and in arrears as specified in the Termination Notice and that may become due during such thirty (30)-day period provided that any Leasehold Mortgagee shall not be required to pay any amount before the same is due and owing under this Lease; and

(iii)         Comply or in good faith, with reasonable diligence and continuity, commence to comply with all nonmonetary requirements of this Lease then in default and reasonably susceptible of being complied with by such Leasehold Mortgagee; provided, however, that such Leasehold Mortgagee shall not be required during such sixty (60)-day period to cure or commence to cure any default consisting of Tenant’s failure to satisfy and discharge any lien, charge, or encumbrance against the Tenant’s interest in this Lease junior in priority to the lien of the mortgage held by such Leasehold Mortgagee.

(b)           Notice Address.  Any notice to be given by Landlord to a Leasehold Mortgagee pursuant to any provision of this Section shall be deemed properly addressed if sent to the address specified for Leasehold Mortgagee in the notice referred to in Section 11.2 unless notice of a change of Mortgage ownership has been given to Landlord setting forth the address of the party or parties to whom the Mortgage was assigned.

Section 11.5.          Procedure on Default

(a)           Extension.  If Landlord shall elect to terminate this Lease by reason of any default of Tenant, and a Leasehold Mortgagee shall have proceeded in the manner provided for by Section 11.4 of this Section, the specified date for the termination of this Lease as fixed by Landlord in its Termination Notice shall be extended for a period of six (6) months, provided that such Leasehold Mortgagee shall, during such six-month period:

(i)           Pay or cause to be paid the Rent and other monetary obligations of Tenant under this Lease as the same become due, and continue its good faith efforts to perform all of Tenant’s other obligations under this Lease, including during any period during which the Leasehold Mortgagee has possession of the Leased Property, the obligation to operate and maintain the LTACH Improvements and the Leased Property in accordance with the standards of this Lease, excepting (A) obligations of Tenant to satisfy or otherwise discharge any lien, charge, or encumbrance against Tenant’s interest in this Lease junior in priority to the lien of the mortgage held by such Leasehold Mortgagee and (B) past non-monetary obligations then in default and not reasonably susceptible of being cured by such Leasehold Mortgagee; and

(ii)           If not enjoined or stayed, take steps to acquire or sell Tenant’s interest in this Lease by Foreclosure of the Leasehold Mortgage or other appropriate means and prosecute the same to completion with reasonable diligence.

(b)           Further Extension.  If at the end of such six-month period such Leasehold Mortgagee is complying with Section 11.5(a), this Lease shall not then terminate; and the time for completion by such Leasehold Mortgagee of proceedings pursuant to Section 11.5(a)(ii) above shall continue so long as such Leasehold Mortgagee is enjoined or stayed and thereafter for so long as such Leasehold Mortgagee proceeds to complete steps to acquire or sell Tenant’s leasehold interest in this Lease by Foreclosure of the Leasehold Mortgage or by other appropriate means with reasonable diligence and continuity, provided, however, that notwithstanding anything to the contrary contained herein, all extensions shall expire and this Lease shall terminate upon the expiration of one (1) year following the end of such six (6)-month period referenced in Section 11.5(a) above if any default giving rise to an extension of the term of this Lease remains uncured at the end of such period.  Nothing in this Section 11.5(b), however, shall be construed to extend this Lease beyond the Term, or to require a Leasehold Mortgagee to continue such Foreclosure proceedings after the default has been cured. If the default shall be cured and the Leasehold Mortgagee shall discontinue such Foreclosure proceedings, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

(c)           Continuation.  If a Leasehold Mortgagee is complying with Section 11.5(a) and acquires the Tenant’s leasehold interest within the time provided in Section 11.5(b), then upon the Leasehold Mortgagee’s acquisition of Tenant’s leasehold interest herein by such Leasehold Mortgagee, this Lease shall continue in full force and effect as if Tenant had not defaulted under this Lease.

(d)           Not Assignment.  The making of a Leasehold Mortgage as permitted by this Section shall not be deemed to constitute an assignment or transfer of this Lease or of the leasehold interest hereby created, nor shall any Leasehold Mortgagee, as such, be deemed to be an assignee or transferee of this Lease or of the leasehold interest hereby created so as to require such Leasehold Mortgagee, as such, to assume the performance of any of the terms, covenants, or conditions on the part of the Tenant to be performed hereunder.  The purchaser at any sale of this Lease and of the leasehold interest hereby created in any proceedings for the Foreclosure of any Leasehold Mortgage, or the assignee or transferee of this Lease and of the leasehold interest hereby created under any instrument of assignment or transfer in lieu of the Foreclosure of any Leasehold Mortgage, or any Leasehold Mortgagee or its nominee or designee who shall acquire this Lease and the leasehold interest created hereby, whether by Foreclosure, assignment in lieu thereof, or otherwise, or pursuant to a New Lease (as hereinafter defined), shall be required to be a permitted assignee under Article X of this Lease and shall not be a Competitor, and shall be required to comply with all use restrictions and all other provisions of this Lease and to perform all of the terms, covenants, and conditions on the part of the Tenant to be performed hereunder from and after the date of such purchase and assignment.

(e)           Further Assignment.  Any acquiror of the leasehold interest of Tenant pursuant to any Realization Proceedings, or any Leasehold Mortgagee (or its nominee or designee) who shall acquire the leasehold interest by Realization Proceedings or otherwise, or a tenant under a New Lease [as defined in Section 11.6], may, upon acquiring Tenant’s leasehold interest, without further consent of Landlord, sell and assign the leasehold interest on such terms and to such persons and organizations as are acceptable to such Leasehold Mortgagee or acquiror, provided that such assignee shall be a permitted assignee pursuant to Article X of this Lease and shall not be a Competitor and has delivered to Landlord its written agreement to be bound by all of the provisions of this Lease to the same extent as the original Tenant, including any and all use restrictions and all other provisions of this Lease.

Section 11.6.    New Lease.  In the event of the termination of this Lease as a result of Tenant’s default or in connection with any bankruptcy, insolvency or similar proceeding involving either Landlord or Tenant, including any rejection under Section 365 of the Bankruptcy Code, or otherwise, Landlord shall, in addition to providing the notices of default and termination as required by Sections 11.3 and 11.4 above, provide the Leasehold Mortgagee with written notice that the Lease has been terminated, together with a statement of all sums that would at the time be due under the Lease but for such termination, and of all other defaults, if any, then known to Landlord.  Landlord agrees to enter into a new lease (herein called a “New Lease”) of the Leased Property with such Leasehold Mortgagee, or a designee that is a permitted assignee pursuant to Article X of this Lease and shall not be a Competitor, for the remainder of the term of this Lease, effective as of the date of termination, at the same Rent, and upon the terms, covenants, restrictions, and conditions (but excluding requirements that are not applicable or that have already been fulfilled) of this Lease, provided:

(a)           Request.  Such Leasehold Mortgagee shall make written request upon Landlord for such New Lease within sixty (60) days after the date such Leasehold Mortgagee receives notice from Landlord of the termination of this Lease pursuant to this Article XI.

(b)           Payment.  Such Leasehold Mortgagee or its designee shall pay or cause to be paid to Landlord at the time of the execution and delivery of such New Lease, any and all sums that are at the time of execution and delivery thereof due pursuant to this Lease regardless of such termination and, in addition thereto, all reasonable expenses, including reasonable attorney’s fees, that Landlord shall have incurred by reason of such termination and the execution and delivery of the New Lease and that have not otherwise been received by Landlord from Tenant or other party in interest under Tenant.  Upon the execution of such New Lease, Landlord shall allow to the tenant named therein as an offset against the sums otherwise due under this Section 11.6 or under the New Lease, an amount equal to the gross income derived by Landlord from the Leased Property during the period from the date of termination of this Lease to the date of the execution of such New Lease.  In the event of a controversy as to the amount to be paid to Landlord pursuant to this Section 11.6, the payment obligation shall be satisfied if Landlord shall be paid the amount not in controversy, and the Leasehold Mortgagee or its designee shall agree to pay and additional sum ultimately determined to be due plus interest at the Prime Rate.  The parties shall cooperate to determine any disputed amount promptly in accordance with the terms of this Lease.

(c)           Other Defaults.  Such Leasehold Mortgagee or its designee shall agree to remedy any of Tenant’s defaults of which said Leasehold Mortgagee was notified by Landlord’s Notice of Termination and that are reasonably susceptible of being so cured by Leasehold Mortgagee or its designee.

(d)           Priority.  Any New Lease made pursuant to this Section 11.6 shall be prior to any mortgage or other lien, charge, or encumbrance of the Leased Property by which Tenant’s leasehold interest was also prior to this Lease on the Effective Date, and the tenant under such New Lease shall have the same right, title, and interest in and to any subleases, licenses, concessions or similar rights or interests therein, and to the Leased Property and the buildings and improvements thereon as Tenant had under this Lease; provided, however, that Landlord shall not make any warranty of title, express or implied, with respect to any New Lease, except for any liens, claims or encumbrances created by Landlord or arising through Landlord as of the Effective Date.  Notwithstanding the foregoing provisions of this Section 11.6(d), any New Lease shall, in all events, be subject to the terms of the REA and the Medical Center Master Lease.

(e)           New Lease Priorities.  If more than one Leasehold Mortgagee shall request a New Lease pursuant to this Section 11.6, Landlord shall enter into such New Lease with the Leasehold Mortgagee whose mortgage is prior in lien, or with the designee of such Leasehold Mortgagee.  Landlord, without liability to Tenant or any Leasehold Mortgagee with an adverse claim, may rely upon a title insurance policy issued by a responsible title insurance company doing business in the county in which the Leased Property is located naming Landlord and the Tenant under such New Lease as insureds (and paid for by such Tenant), as the basis for determining the appropriate Leasehold Mortgagee who is entitled to such New Lease.

Section 11.7.    Leasehold Mortgagee Need Not Cure Specified Defaults.  Nothing herein contained shall require any Leasehold Mortgagee or its designee as a condition to its exercise of rights hereunder to cure any default of Tenant not reasonably susceptible of being cured by such Leasehold Mortgagee or its designee in order to comply with the provisions of Section 11.5 or as a condition of entering into the New Lease provided for by Section 11.6 of this Section, provided, however, such Leasehold Mortgagee shall be obligated to remedy any continuing defaults under Article V or Article X which survive the termination of this Lease and the execution of a New Lease.

Section 11.8.    Legal Proceedings.  Landlord shall give each Leasehold Mortgagee prompt notice of any legal proceedings between Landlord and Tenant involving obligations under this Lease.  Each Leasehold Mortgagee shall have the right to intervene in any such proceedings and be made a party to such proceedings, and the parties do hereby consent to such intervention; provided that no Leasehold Mortgagee which intervenes shall be entitled to an award of attorneys’ fees or other costs and expenses from Landlord.  In the event that the Leasehold Mortgagee shall not elect to intervene or become a party to any such proceedings, Landlord shall give the Leasehold Mortgagee notice of, and a copy of any order or decision made in any such proceedings, which shall be binding on any Leasehold Mortgagee not intervening after receipt of notice thereof.

Section 11.9.    No Merger.  So long as any Leasehold Mortgage is in existence, unless all Leasehold Mortgagees shall otherwise expressly consent in writing, the leasehold interest to the Leased Property and the leasehold interest of Tenant therein created by this Lease shall not merge but shall remain separate and distinct, notwithstanding the acquisition of said leasehold interest and said leasehold interest by Landlord or by Tenant on by a third party, by purchase or otherwise.

Section 11.10.        Erroneous Payments.  No payments made to Landlord by a Leasehold Mortgagee shall constitute agreement that such payment was, in fact, due under the terms of this Lease; and a Leasehold Mortgagee having made any payment to Landlord pursuant to Landlord’s wrongful, improper or mistaken notice or demand shall be entitled to the return of any such payment or portion thereof provided such Leasehold Mortgagee shall have made demand therefor not later than one (1) year after the date of such payment.

Section 11.11.        Bankruptcy.  In the event of any proceeding by either Landlord or Tenant under the United States Bankruptcy Code (Title 11 U.S.C.) as now or hereafter in effect:

(a)           Rejection by Tenant.  If the Lease is rejected in connection with a bankruptcy proceeding by Tenant or a trustee in bankruptcy for Tenant, such rejection shall be deemed an assignment by Tenant to the Leasehold Mortgagee (or if there is more than one Leasehold Mortgagee, to the one highest in priority) of the leasehold interest and all of Tenant’s interest under this Lease, in the nature of an assignment in lieu of Foreclosure, and this Lease shall not terminate and the Leasehold Mortgagee shall have all the rights and be charged with all obligations of the Tenant under this Lease (as such obligations may be affected by this Article XI), from and after the date of rejection, as if such bankruptcy proceeding had not occurred, unless such Leasehold Mortgagee shall reject such deemed assignment by notice in writing to Landlord within thirty (30) days following the later of (i) rejection (or deemed rejection) of the Lease by Tenant or Tenant’s trustee in bankruptcy; or (ii) approval of such rejection by the bankruptcy court.  If any court of competent jurisdiction shall determine that this Lease shall have been terminated notwithstanding the terms of the preceding sentence as a result of rejection by Tenant or the trustee in connection with any such proceeding, the rights of any Leasehold Mortgagee to a new lease from Landlord pursuant to Section 11.6 hereof shall not be affected thereby.

(b)           Rejection by Landlord.  If the Lease is rejected by Landlord or by Landlord’s trustee in bankruptcy:

(i)           Tenant shall not have the right to treat this Lease as terminated except with the prior written consent of all Leasehold Mortgagees; and the right to treat this Lease as terminated in such event shall be deemed assigned to each and every Leasehold Mortgagee, whether or not specifically set forth in any such Leasehold Mortgage, so that the concurrence in writing of Tenant and each Leasehold Mortgagee shall be required as a condition to treating this Lease as terminated in connection with such proceeding.

(ii)           If this Lease is not treated as terminated in accordance with Section 11.11(b)(i) above, then this Lease shall continue in effect upon all the terms and conditions set forth herein, including the covenant to pay Rent, and all options to renew, but excluding requirements that are not then applicable or pertinent to the remainder of the term hereof.  Thereafter Tenant or its successors shall be entitled to any offsets against Rent payable hereunder for any damages arising from such rejection and any such offset properly made shall not be deemed a default under this Lease.  If Tenant shall fail to pay to Landlord any amount previously offset within ten (10) days after a final and nonappealable order or judgment that Tenant is required to pay such amount, then Landlord shall have all rights and remedies (subject to all other terms and conditions) provided in this Lease with respect to the nonpayment of Rent.  The lien of any Leasehold Mortgage then in effect shall extend to the continuing possessory rights of Tenant following such rejection with the same priority with respect to each such Leasehold Mortgage as it would have enjoyed had such rejection not taken place.

(iii)           If, in any bankruptcy or similar proceeding in which Landlord is the debtor, the Leased Property are sold or proposed to be sold free and clear of the interests of Tenant under this Lease, each of Tenant and any Leasehold Mortgagees shall be entitled to notice thereof, to contest such sale or proposed sale, and shall be entitled to petition for and to receive adequate protection of their respective interests under this Lease.

Section 11.12.        Rights Against Tenant.  The rights of a Leasehold Mortgagee hereunder shall not diminish any right or claim of Landlord against Tenant pursuant to this Lease.

Section 11.13.        Lease Amendment Requested by Leasehold Mortgagee.  In the event Tenant, at any time, seeks to obtain or modify a Leasehold Mortgage, then Landlord agrees to amend this Lease from time to time to the extent requested by the Leasehold Mortgagee, provided, however, any amendments that affect the Rent or other sums of money payable by Tenant under this Lease, the Term of this Lease or any extension rights under this Lease, rights of assignment or other material obligations of Tenant under this Lease, the material rights of Landlord under this Lease or the REA and/or the use restrictions under Article V of this Lease be satisfactory to Landlord in its sole and absolute discretion.  All reasonable expenses incurred by Landlord in connection with any such amendment shall be paid by Tenant.

Section 11.14.        Mortgage of the Fee.  Any Mortgage that now or hereafter covers all or any part of Landlord’s interest in the Leased Property shall be subordinate to the rights and interests of Tenant under this Lease and of the Leasehold Mortgage.  No foreclosure of any Mortgage of Landlord’s interest in the Leased Property shall affect Tenant or Tenant’s possession of the Leased Property under this Lease or the Leasehold Mortgage.  However, Tenant agrees that, upon the foreclosure of any such Mortgages, or sale of the Leased Property or any interest therein, pursuant to any such Mortgages, to attorn to the purchaser at any such sale or foreclosure and to recognize such purchaser as Landlord under this Lease; provided that, such purchaser agrees in writing to recognize Tenant’s interest under this Lease.  The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any such foreclosure sale or trustee’s sale.

Section 11.15.        No Subordination of Fee.  Nothing contained in this Lease shall be or ever will be construed as a subordination of Landlord’s leasehold interest in the Leased Property or its reversionary interest in the LTACH Improvements to any Leasehold Mortgage or as a subordination of the Hospital Authority’s fee interest in the Leased Property or its reversionary interest in the LTACH Improvements to any Leasehold Mortgage.  Upon the expiration or termination of this Lease, except as specifically otherwise provided in this Article XI, any Leasehold Mortgage of Tenant’s interest in the Leased Property shall be null and void.

Section 11.16.          Enforcement by Mortgagee.  The provisions of this Lease shall be expressly enforceable by Leasehold Mortgagee and such Leasehold Mortgagee’s successor or assign.

Section 11.17.         Amendment/Cancellation.  This Lease shall not be surrendered, modified, amended or mutually cancelled by the Landlord and Tenant without the consent of the Leasehold Mortgagee.  Notwithstanding the foregoing, this Section 11.17 shall not apply to Landlord’s rights to terminate this Lease as a result of any Event of Default, it being understood and agreed by Landlord and Tenant that pursuant to Section 11.3 above, the Leasehold Mortgagee shall receive a copy of all notices that Landlord provides to Tenant pursuant to this Lease.

ARTICLE XII

CASUALTY AND CONDEMNATION

Section 12.1.    Casualty.

If the LTACH Improvements shall be damaged or rendered wholly or partially untenantable by fire or other casualty during the Term, no Rent shall abate during such period, whether the LTACH Land and LTACH Improvements are tenantable or not.  Tenant shall promptly rebuild or repair the LTACH Improvements to substantially their former condition.

Section 12.2.    Condemnation.

(a)           Unless this Lease is terminated pursuant to Section 12.2(b), if a non-material portion of the LTACH Land and LTACH Improvements shall be taken by condemnation or other eminent domain proceedings pursuant to any law, general or special, by a Condemning Authority, or is sold to a Condemning Authority under threat of the exercise of that power, this Lease shall continue and there shall be no abatement of the Rent.  As used herein, the term “non-material portion” with respect to the LTACH Land and/or LTACH Improvements shall mean any portion, the taking of which would not materially interfere with the use of the LTACH Improvements for the purposes contemplated under Section 5.1.

(b)           If all or a material portion of the LTACH Land and LTACH Improvements is so taken or sold, Tenant may terminate this Lease by giving written notice to Landlord.  As used herein, the term “material portion” with respect to the LTACH Land and LTACH Improvements shall mean such portion of the LTACH Land and/or LTACH Improvements which, if taken, would render the balance of the LTACH Land and LTACH Improvements reasonably incapable of being economically operated for the purposes set forth in Section 5.1.  This Lease shall then terminate on the day following the vesting of title in the Condemning Authority, except as provided below and except with respect to obligations and liabilities of Landlord and Tenant under this Lease that have arisen on or before the date of termination.  Base Rent and Additional Rent and other charges under this Lease shall be prorated as of the date of termination, and upon termination Tenant shall satisfy and cause to be released any mortgages (including any Mortgage), liens or other encumbrances placed or suffered to be placed on the Leased Property and LTACH Improvements by Tenant.  In the event that Tenant shall fail to exercise its option to terminate this Lease as provided in this subsection, or in the event that a part of the Leased Property shall be taken under circumstances under which Tenant will have no such option, Tenant shall be entitled to all condemnation proceeds from the Leased Property taken by the Condemning Authority, but not those proceeds deriving from any other portion of the Medical Center Land, and Tenant shall have the sole responsibility for restoring the LTACH Improvements to a complete architectural unit, to the extent reasonably feasible.

(c)           Any award or compensation paid on account of any taking or sale described in this Section 12.2 wherein this Lease is terminated shall be divided between Landlord and Tenant as follows: first to Tenant for the value of Tenant’s leasehold interest in the Leased Property taken (as determined by the condemning authority) which amount shall be payable to any Mortgagee; next, to Tenant for the value of the LTACH Improvements taken less the present value of Landlord’s reversionary interest in those LTACH Improvements, and the balance to Landlord.

ARTICLE XIII

DEFAULT; CERTAIN RIGHTS AND REMEDIES

Section 13.1.    Default by Tenant.

(a)           The occurrence of any one or more of the following events (any such event being specified herein as a “failure” or “default”) shall constitute an “Event of Default” under this Lease: (i) a failure by Tenant to make:  (x) any payment of Base Rent which continues unremedied for a period of ten (10) days after written notice thereof is given to Tenant by Landlord or (y) any payment of Additional Rent or other sum herein required to be paid by Tenant which continues unremedied for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord; or (ii) failure by Tenant to perform and observe, or a violation or breach of, any other provision in this Lease, with such default continuing for a period of thirty (30) days after written notice thereof by Landlord to Tenant or, if such default is of such a nature that it cannot reasonably be cured within such period of thirty (30) days, as applicable, such period shall be extended for such longer time as is reasonably necessary [but in no event to exceed a total of one (1) year] and such extension period not to terminate any sooner than the termination of Leasehold Mortgagee’s right to cure any such default; provided, that Tenant has commenced to cure such default within said period of thirty (30) days, and is actively, diligently and in good faith proceeding with continuity to remedy such default and provided that any delay in curing such default shall not result in a material adverse effect on the value of the Leased Property.

(b)           Upon the occurrence of any Event of Default, Landlord may terminate this Lease, and exercise any and all other remedies available, at law or in equity to obtain possession of the Leased Property; provided, however, that as a condition precedent to Landlord’s right to terminate this Lease after the occurrence of an Event of Default, Landlord shall have provided Tenant and Leasehold Mortgagee with an additional written notice (the “Final Notice”) of Landlord’s intent to terminate, and Tenant (or Leasehold Mortgagee, if applicable) thereafter shall have failed to cure such Event of Default within ninety (90) days after the delivery of such Final Notice.  Notwithstanding any action by Landlord, unless and until any termination of this Lease, the liability of Tenant for the Base Rent and Additional Rent shall not be relinquished, diminished, or extinguished for the balance of the Term.

(c)           In the event of any expiration or termination of this Lease pursuant to Section 13.1(b), Tenant shall peaceably quit and surrender the Leased Property to Landlord and Landlord may, without further notice, enter upon, re-enter, possess, and repossess itself thereof, by force, summary proceedings, ejectment, or otherwise, and may dispossess and remove Tenant and all other persons and Property from the Leased Property (without being liable for damages therefor or deemed guilty of any manner of trespass or constructive eviction, and without prejudice to any remedies for arrears of Rent or breach of covenant) and may have, hold and enjoy the Leased Property and the right to receive all rental and other income of and from the same, or may otherwise exercise any rights set forth in this Lease.  Any personalty or other property belonging to Tenant or to any persons holding by, through, or under Tenant otherwise found upon the Leased Property, may, at the option of Landlord, be removed therefrom and stored in any public warehouse at the cost of and for the account of Tenant, or may be deemed abandoned.

(d)           Upon any termination of this Lease pursuant to Section 13.1(b), Tenant shall peaceably quit and surrender the Leased Property to Landlord and Landlord may without further notice enter upon, re-enter, possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Leased Property (without being liable for damages therefor or deemed guilty of any manner of trespass or constructive eviction, and without prejudice to any remedies for arrears of Rent or breach of covenant) and may have, hold and enjoy the Leased Property and the right to receive all rental and other income of and from the same, or may otherwise exercise any rights set forth in this Lease.  Any personalty or other property belonging to Tenant or to any persons holding by, through, or under Tenant otherwise found upon the Leased Property, may, at the option of Landlord, be removed therefrom and stored in any public warehouse at the cost of and for the account of Tenant, or may be deemed abandoned.

(e)           If any statute or rule of law governing a proceeding in which liquidated final damages are to be proved shall validly limit the amount thereof to an amount less than the amount above agreed upon, Landlord shall be entitled to the maximum amount allowable under such statute or rule of law.

(f)           No right or remedy conferred upon or reserved to Landlord in this Lease is intended to be exclusive of any other right or remedy; and each and every right and remedy shall be cumulative and in addition to any other right or remedy contained in this Lease.  No delay or failure by Landlord to enforce its rights under this Lease shall be construed as a waiver, modification or relinquishment thereof.  In addition to the other remedies provided in this Lease, Landlord shall be entitled, to the extent permitted by applicable law, to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions of this Lease, or to specific performance of any of the provisions of this Lease.

(g)           Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds, any right and privilege which it or any of them may have under any present or future law to redeem any of the Leased Property or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof.

(h)           Each of Tenant and Landlord (herein called “Paying Party”) agrees to pay to the other party (herein called “Demanding Party”) any and all reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred by the Demanding Party in connection with any litigation or other action instituted by the Demanding Party to enforce the obligations of the Paying Party under this Lease, to the extent that the Demanding Party has prevailed in any such litigation or other action.  Any amount payable by Tenant to Landlord pursuant to this Section 13.1(h) shall be due and payable by Tenant to Landlord as Additional Rent.

(i)           No waiver by a party of any breach by the other party of any of its obligations, agreements or covenants hereunder shall be a waiver of any subsequent breach of any obligation, agreement or covenant nor shall forbearing by such party to seek a remedy for any breach by the other party shall be a waiver of its rights and remedies with respect to such subsequent breach.

Section 13.2.    Default by Landlord.

(a)           The occurrence of any one or more of the following events (any such event being specified herein as a “failure” or “default”) shall constitute a “Landlord Event of Default” under this Lease:  failure by Landlord to perform and observe, or a violation or breach of, any other provision in this Lease, with such default continuing for a period of sixty (60) days after written notice thereof by Tenant to Landlord or, if such default is of such a nature that it cannot reasonably be cured within such period of sixty (60) days, as applicable, such period shall be extended for such longer time as is reasonably necessary; provided, that Landlord has commenced to cure such default within said period of sixty (60) days, and is actively, diligently and in good faith proceeding with continuity to remedy such default and provided that any delay in curing such default shall not result in a material adverse effect on the value of Tenant’s leasehold interest in the Leased Property.

(b)           If any Landlord Event of Default shall have occurred and shall remain uncured after the applicable cure period, Tenant shall have the right at its option, then or at any time thereafter, to do either one of the following without demand upon or notice to Landlord:

(i)           Tenant may give Landlord notice of Tenant’s intention to terminate this Lease on a date specified in such notice.  At the option of Tenant, upon the date therein specified, unless the Landlord Event of Default for which the termination is effected has been cured by Landlord, the Term shall expire and terminate as if such date were the date hereinabove fixed for the expiration of the Term, but Landlord shall remain liable for all its obligations hereunder through the date of termination; or

(ii)           Tenant, without waiving or releasing any obligation of Landlord hereunder, may (but shall be under no obligation to) cure the Landlord Event of Default for the account and at the expense of Landlord.  All sums so paid by Tenant and all costs and expenses (including reasonable attorneys’ fees) so incurred, together with interest thereon at the Default Rate from the date on which such sums or expenses are paid or incurred by Tenant, shall be paid by Landlord to Tenant on demand.  The rights of Tenant hereunder to cure and to secure payment from Landlord in accordance with this Section shall survive the termination of this Lease.

ARTICLE XIV

INDEMNIFICATION

Section 14.1.    Indemnification by Tenant.

Tenant shall indemnify, defend, save and hold Landlord harmless from and against any and all liabilities, losses, or damages suffered or incurred by Landlord and arising from the negligence or intentional wrongful act of Tenant or its employees, officers, directors or agents.  In case any action or proceeding is brought against Landlord by reason of any such claim against which Tenant has agreed to defend, save and hold harmless pursuant to the preceding sentence, Tenant covenants upon notice from Landlord to defend Landlord in such action, with the expenses of such defense paid by Tenant, and Landlord will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Tenant. The obligations of Tenant under this Section 14.1 shall survive any expiration or termination of this Lease.

Section 14.2.    Indemnification by Landlord.

Landlord shall indemnify, defend, save and hold Tenant harmless from and against any and all liabilities, losses, or damages suffered or incurred by Tenant arising from the negligence or intentional wrongful act of Landlord or its employees, officers, directors or agents.  In case any action or proceeding is brought against Tenant by reason of any such claim against which Landlord has agreed to defend, save and hold harmless pursuant to the preceding sentence, Landlord covenants upon notice from Tenant to defend Tenant in such action, with the expenses of such defense paid by Landlord, and Tenant will cooperate and assist in the defense of such action or proceeding if reasonably requested so to do by Landlord.  The obligations of Landlord under this Section 14.2 shall survive any expiration or termination of this Lease.

ARTICLE XV

HAZARDOUS SUBSTANCES

Section 15.1.    Hazardous Substances.

(a)           Tenant agrees that it will not on, about, or under the Leased Property, make, treat or dispose of any “hazardous substances” as that term is defined in the Comprehensive Environmental Response, Compensation and Liability Act, and the rules and regulations promulgated pursuant thereto, as from time to time amended, 42 U.S.C. § 9601 et seq. and Resource Conservation and Recovery Act, 42 U.S.C. § 6941 (collectively, the “Act”); but the foregoing shall not prevent the use of any hazardous substances in accordance with applicable Legal Requirements.  Tenant covenants that it will at all times comply with the Act and any other federal, state or local laws, rules or regulations governing “Hazardous Materials”.  “Hazardous Materials” as used herein shall mean all chemicals, petroleum, crude oil or any fraction thereof, hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, asbestos-containing materials and/or products, urea formaldehyde, or any substances which are classified as “hazardous” or “toxic” under the Act; hazardous waste as defined under the Solid Waste Disposal Act, as amended 42 U.S.C. § 6901; air pollutants regulated under the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; pollutants as defined under the Clean Water Act, as amended, 33 U.S.C. § 1251, et seq., any pesticide as defined by Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. § 136, et seq., any hazardous chemical substance or mixture or imminently hazardous substance or mixture regulated by the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq., any substance listed in the United States Department of Transportation Table at 45 CFR 172.101; any chemicals included in regulations promulgated under the above listed statutes; any explosives, radioactive material, and any chemical or other hazardous substance regulated by state statutes similar to the federal statutes listed above and regulations promulgated under such state statutes.

(b)           (i) To the extent required by the Act and/or any federal, state or local laws, rules or regulations governing Hazardous Materials, Tenant shall remove any hazardous substances (as defined in the Act) and Hazardous Materials hereafter existing on the Leased Property and whether or not arising out of or in any manner connected with Tenant’s use or occupancy (including, without limitation, use for purposes of the construction of leasehold improvements) of the Leased Property from and after the date of this Lease and continuing through the end of the Term; provided, that Tenant shall not be responsible, to the extent existing or occurring before the Effective Date arising as the direct result of action taken by Landlord, or as a result of a condition existing prior to the Effective Date, for (A) any of the foregoing removal obligations, (B) the violation of any applicable federal, state or local environmental law with respect to the Leased Property, and/or (C) the “release” or “threatened release” of or failure to remove, as required by this Section 15.1(b)(i), hazardous substances and Hazardous Materials, all of which shall be the responsibility of Landlord, or for any of the foregoing relating to any hazardous substance or Hazardous Material brought or kept on or in the Leased Property.

(ii)           Tenant shall and hereby does agree to defend, indemnify and hold Landlord, its lenders, officers, directors, shareholders, beneficial owners, partners, members, and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys’ fees and costs of litigation, arising out of or in any manner connected with (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Property, and/or (ii) the “release” or “threatened release” of or failure to remove, as required by this Section 15.1, “hazardous substances” (as defined in the Act) and Hazardous Materials from the Leased Property or any portion or portions thereof, hereafter existing during the Term whether or not arising out of or in any manner connected with Tenant’s occupancy of the Leased Property during the Term.  This indemnification shall survive the expiration or earlier termination of this Lease but this indemnification shall not apply if the violation, release or threatened release has migrated from, on or under the Medical Center Land or if Tenant is not otherwise responsible under Section 15.1(b)(i).

(iii)           Landlord shall and hereby does agree to defend, indemnify and hold Tenant, its lenders, officers, directors, shareholders, beneficial owners, partners, members, and employees, harmless from and against any and all causes of actions, suits, demands or judgments of any nature whatsoever, losses, damages, penalties, expenses, fees, claims, costs (including response and remedial costs), and liabilities, including, but not limited to, reasonable attorneys’ fees and costs of litigation, arising out of or in any manner connected with each of the following conditions or events existing or occurring before the Effective Date (i) the violation of any applicable federal, state or local environmental law with respect to the Leased Property, and/or (ii) the “release” or “threatened release” of or failure to remove hazardous substances and Hazardous Materials from the Leased Property or any portion or portions thereof.  This indemnification shall survive the expiration or earlier termination of this Lease.

(c)           Tenant agrees that it will not install any underground storage tank at the Leased Property.  Tenant agrees that it will not store combustible or flammable materials on the Leased Property in violation of the Act or any other federal, state or local laws, rules or regulations governing Hazardous Materials.

ARTICLE XVI

RIGHT OF FIRST REFUSAL

Section 16.1.    Principal Subtenant RFO; Principal Subtenant RFR.  It is recognized that the Principal Subtenant has a right of first offer (the “Principal Subtenant RFO”) and a right of first refusal (the “Principal Subtenant RFR”) for Tenant’s leasehold estate under this Lease and the LTACH Improvements.  The Principal Subtenant RFO and Principal Subtenant RFR shall be subordinate to the right of first refusal of Landlord (“Landlord RFR”) in this Article XVI.  Therefore, if the Principal Subtenant elects to exercise the Principal Subtenant RFO or Principal Subtenant RFR and purchase Tenant’s leasehold estate under this Lease and the LTACH Improvements, Landlord shall then have the benefit of the Landlord RFR, prior to any right of the Principal Subtenant to purchase Tenant’s leasehold estate under this Lease and the LTACH Improvements under the Principal Subtenant RFO or Principal Subtenant RFR, all as more particularly provided below in this Article.  However, if Landlord does not exercise the Landlord RFR, then, subject to the terms of Section 16.2 with respect to any changes in the offer that is subject to the Landlord RFR, the Principal Subtenant may acquire the LTACH Improvements and Tenant’s leasehold estate under this Lease pursuant to the Principal Subtenant RFO or Principal Subtenant RFR.  Contemporaneously with the delivery of any notice to the Principal Subtenant initiating the Principal Subtenant RFO, Tenant shall delivery a copy of such notice to Landlord.

Section 16.2.    Right of First Refusal Regarding Tenant’s Interest.  Under the circumstances provided in this Section 16.2, Landlord shall have the Landlord RFR as set forth in this Section 16.2, which Landlord RFR shall terminate on the expiration or earlier termination of this Lease.  The Landlord RFR shall apply as follows:

(a)           If Tenant shall receive a bona fide offer or counter offer from any third party (including but not limited to a negotiated purchase and sale agreement between Tenant and Principal Subtenant pursuant to the Principal Subtenant RFO) to (A) purchase or otherwise acquire all or any portion of the LTACH Improvements (including without limitation, the exercise by the Principal Subtenant of its right of first offer under the Principal Subtenant Sublease), or (B) sell, assign or transfer in one or more transactions with parties that are not direct or indirect partners or other equity owners of Tenant or Affiliates of any partners or other equity owners of Tenant more than fifty percent (50%) of the ownership in Tenant (any such purchase, acquisition, transfer or sale shall hereinafter be referred to as a “RFR Transaction”), which offer Tenant desires to accept (or has accepted subject to Landlord RFR), then in any such event Tenant shall promptly deliver to Landlord a written notice (the “ROFR Notice”) setting forth the material terms and conditions of the proposed RFR Transaction, and if available, a copy of the proposed offer or counter offer with respect thereto.  Landlord may, by giving written notice to Tenant within ten (10) days after Landlord’s receipt of the ROFR Notice, elect to purchase the LTACH Land and the LTACH Improvements or other property interest or right which is subject to the proposed RFR Transaction and described in the ROFR Notice (which LTACH Land and LTACH Improvements or other property interest or right is hereinafter called the “Offer Property”), on the same terms and conditions as those set forth in the ROFR Notice except that, notwithstanding the foregoing, Landlord shall have the greater of ninety (90) days from the date on which the ROFR Notice is delivered to Landlord or the time period provided in the ROFR Notice in which to close the RFR Transaction.  The failure of Landlord to exercise the Landlord RFR with respect to any proposed RFR Transaction which is subject to the Landlord RFR within the time provided herein shall result in an irrevocable waiver of Landlord’s rights under this Section as to the RFR Transaction subject to the ROFR Notice (subject to the terms of this Section regarding a change in price) but shall not result in the termination of the Landlord RFR hereunder (i.e., the Landlord RFR shall be a continuing right, binding upon the purchaser or transferee of such Offer Property with respect to all subsequent proposed RFR Transactions of the LTACH Land and the LTACH Improvements or any portion thereof or interest therein).  Notwithstanding the foregoing, in the event that Landlord does not exercise the Landlord RFR as provided herein, Tenant shall be free to consummate a RFR Transaction of the Offer Property to the party specified in the ROFR Notice (or any Affiliate thereof) at a price and upon terms no less favorable to Tenant than those so offered to Landlord pursuant to the ROFR Notice; provided that, the terms of the RFR Transaction may be modified by Tenant without requiring a new ROFR Notice to Landlord unless the purchase price applicable to the Offer Property is reduced below ninety-five percent (95%) of the price set forth in the original ROFR Notice.  If the purchase price is reduced below ninety-five percent (95%) of the purchase price set forth in the original ROFR Notice, then the transaction shall constitute a new RFR Transaction and be required to be submitted under a new ROFR Notice.  If Landlord elects to exercise the Landlord RFR within the time and in the manner herein provided, then such RFR Transaction shall be consummated on or before the date which is the later of (i) the date specified for closing in the terms of the ROFR Notice or (ii) ninety (90) days after the date of delivery of the ROFR Notice to Landlord, at the price and otherwise in accordance with the terms and conditions of such ROFR Notice applicable to Landlord as herein provided.

Section 16.3.    Notwithstanding anything to the contrary in Section 16.2, if a proposed RFR Transaction includes property in addition to the Offer Property, Tenant shall not have the right to include the Offer Property in such RFR Transaction unless the purchase price of the Offer Property is specifically set forth in the offer or counteroffer which is the subject of the ROFR Notice.

Section 16.4.    If any consideration to be paid to Tenant pursuant to any proposed RFR Transaction as specified in the ROFR Notice is in a form other than cash, seller take-back financing, cash earn-outs and/or any other form of deferred cash consideration (collectively, “Cash/Credit Consideration”), then if Landlord timely and properly exercises its Landlord RFR with respect to such RFR Transaction, Landlord shall pay a purchase price for such proposed RFR Transaction in an amount equal to the sum of the Cash/Credit Consideration in accordance with the ROFR Notice together with an amount equal to the present fair market value of any such non-Cash/Credit Consideration at the time of consummation of such RFR Transaction.

Section 16.5.    Limitation.  The foregoing provisions of this Article XVI shall not apply to a foreclosure sale, or a transfer by a deed or assignment in lieu of foreclosure to a Leasehold Mortgagee or its nominee and shall not apply to said Leasehold Mortgagee or nominee as a seller after foreclosure if it shall be the purchaser at the foreclosure sale, or after a deed or assignment in lieu of foreclosure.

ARTICLE XVII

MISCELLANEOUS

Section 17.1.    Estoppel Certificates.  Landlord and Tenant shall, at any time and from time to time upon not less than ten (10) days prior request by the other party, or any Leasehold Mortgagee, execute, acknowledge, and deliver to the other party a statement in writing certifying (i) that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the same is in full force and effect as modified and stating the modifications) and, if so, the dates to which the Rent and any other charges have been paid in advance, (ii) that no default hereunder on the part of the Landlord or Tenant, as the case may be, exists (except that if any such default does exist, the certifying party shall specify such default), and/or (iii) to other reasonable matters that may be requested by Landlord, Tenant, any existing or proposed Leasehold Mortgagee, it being intended that any such statement delivered pursuant to this Section 17.1 may be relied upon by any prospective purchaser, encumbrancer, existing or prospective Leasehold Mortgagees or any proposed assignee of the Leased Property.

Section 17.2.    Release.  If requested by Landlord, Tenant shall, upon termination of this Lease, execute and deliver to Landlord an appropriate release, in form proper for recording, of all Tenant’s interest in the Leased Property, subject however to the rights of any Leasehold Mortgagee under Article XI.

Section 17.3.    Non-Merger.  There shall be no merger of this Lease, the leasehold interest created hereby with Landlord’s leasehold estate or the fee estate in and to the Leased Property by reason of the fact that this Lease, the leasehold interest created thereby or any interest in either thereof, may be held directly or indirectly by or for the account of any Person who shall own the Landlord’s leasehold estate or fee estate in and to the Leased Property, or any portion thereof, and no such merger shall occur unless and until all Persons at the time having any interest in Landlord’s leasehold estate and the fee estate and all Persons having any interest in this Lease, the leasehold interest including the holder of any mortgage upon the fee estate in and to the Leased Property, shall join in a written instrument effecting such merger.

Section 17.4.    Holdover.  Should the Tenant continue to occupy the Leased Property after the expiration of the Term or after a forfeiture incurred, whether with or against the consent of Landlord, such tenancy shall be a tenancy from month to month and in no event a tenancy from year to year.

Section 17.5.    Notices.  All communications, notices and exchanges of information contemplated herein or required or permitted to be given in connection with this Lease shall be in writing, and shall be deemed to have been given and to be effective (i) when delivered personally (including delivery by express or courier services), (ii) if mailed, on the date received or, if earlier, on the fourth (4th) business day after being deposited in the United States First Class Mail as Registered or Certified Mail, postage prepaid, return receipt requested, or (iii) if sent by facsimile transmission, when transmitted, with confirmation, but not later than 5:00 p.m. local time of addressee (with request for assurance of receipt in a manner customary for communications of such type), provided that such communications, notices and exchanges are addressed or transmitted to the other party as follows:

If to Landlord:	Floyd Healthcare Management, Inc.
304 Turner McCall Boulevard
Rome, Georgia 30161
Attention: President and CEO (currently Kurt Stuenkel)

With copy to:	Floyd Healthcare Management, Inc.
Corporate Support Center
420 E. Second Avenue, Suite 103
Rome, Georgia 30161
Attention: General Counsel (currently C. Wade Monk, Esq.)

With additional copy to:	Epstein Becker & Green, P.C.
945 E. Paces Ferry Road, N.E., Suite 2700
Atlanta, Georgia 30326
Attention: M. Maxine Hicks, Esq.

If to Tenant:	Rome LTH Partners, LP
9301 North Central Expressway, Suite 300
Dallas, TX 75231
Attention: Jason K. Dodd

With copy to:	Owens, Clary & Aiken, L.L.P.
700 N. Pearl Street, Suite 1600
Dallas, Texas 75201
Attention: Robert L. Owens, Esq.

Each party hereto shall have the right, by giving not less than five (5) days prior written notice to the other parties hereto, to change any address of such party for the purpose of notices under this Section 17.5.

Section 17.6.    Successors and Assigns.  The word “Landlord” as used in this Lease shall extend to and include any and all Persons, who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Landlord in the Leased Property; and all of the covenants, agreements, conditions, and stipulations herein contained which inure to the benefit of and are binding upon Landlord shall also inure to the benefit of and shall be, jointly and severally, binding upon the successors, assigns, and grantees of Landlord, and each of them, and any and all Persons who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Landlord in the Leased Property hereby demised.  The word “Tenant” as used in this Lease shall extend to and include any and all Persons who at any time or from time to time during the term of this Lease shall succeed to the interest and estate of Tenant hereunder and all of the covenants, agreements, conditions, and stipulations herein contained which inure to the benefit of or are binding upon Tenant shall also inure to the benefit of and be jointly and severally binding upon the successors, assigns, or other representatives of Tenant, and of any and all Persons who shall at any time or from time to time during the term of this Lease succeed to the interest and estate of Tenant hereby created in the Leased Property.

Section 17.7.    Modifications.  This Lease may be modified only by written agreement signed by Landlord and Tenant.

Section 17.8.    Descriptive Headings.  The descriptive headings of this Lease are inserted for convenience in reference only and do not in any way limit or amplify the terms and provisions of this Lease.

Section 17.9.    No Joint Venture.  The relationship between Landlord and Tenant at all times shall remain solely that of Landlord and Tenant and shall not be deemed a partnership or joint venture.

Section 17.10.         Partial Invalidity.  If any term or provision of this Lease or the application thereof to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to any Person or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Lease shall be valid and be in force to the fullest extent permitted by law.

Section 17.11.    Governing Law.  This Lease is being executed and delivered, and is intended to be performed, in the State of Georgia and the laws of such state and of the United States shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.  The exclusive venue for any action arising from this Lease shall be the Floyd County, Georgia, Superior Court.

Section 17.12.    Entire Agreement.  This Lease and the exhibits hereto and thereto contain the entire agreement of the parties in respect to the matters provided herein and all prior understandings and agreements are hereby superseded.  However, the terms of this Agreement do not supersede or affect the terms of the REA or Medical Center Master Lease. In addition, where there is a conflict between the terms of this Lease and the terms of any sublease, including, by way of example and not limitation, the Principal Subtenant Sublease or the Floyd Healthcare Management Sublease, the terms of this Lease shall govern and control.

Section 17.13.    Multiple Counterparts.  This Lease may be executed in a number of identical counterparts, each of which constitutes an original and all of which constitute, collectively, one agreement; provided, however, that in making proof of this Lease, it shall not be necessary for any party hereto to produce or account for more than one such counterpart.

Section 17.14.    Time of Essence.  It is expressly agreed by the parties hereto that time is of the essence with respect to this Lease.

Section 17.15.    Memorandum of Lease.  Each of Landlord and Tenant shall execute, acknowledge and deliver to the other a written Memorandum of this Lease to be recorded in the Floyd County, Georgia, public land records in order to give public notice and protect the validity of this Lease.  In the event of any discrepancy between the provisions of said recorded Memorandum of this Lease and the provisions of this Lease, the provisions of this Lease shall prevail.  Tenant agrees to pay when due and payable any and all charges, recording costs and taxes required in connection with the recordation of such Memorandum of Lease.

Section 17.16.    Consents and Approvals.  Except as otherwise specifically provided by the terms of this Lease, whenever any consent or approval is required to be obtained from or provided by any party to this Lease or any matter is required to be to the satisfaction of such party or is subject to such party’s discretion, such party shall not unreasonably withhold, condition or delay such consent or approval and such matter shall be subject only to such party’s reasonable satisfaction or discretion.

Section 17.17.    Remedies.  Each party to this Lease shall be liable to the other hereto only for actual direct damages to such other party and in no event shall either party be liable for any special, consequential or punitive damages.

Section 17.18.    No Brokers.  Landlord and Tenant each represent and warrant to the other that they have dealt with no brokers in connection with this transaction.  Landlord and Tenant each hereby agree to indemnify and hold harmless the other from and against any and all damages and expenses (including reasonable attorney’s fees and expenses actually incurred) arising or incurred by the other by reason of any claim by any broker, agent, finder, or other Person based upon any agreement made or alleged to have been made by the indemnifying party in connection with this Lease.

Section 17.19.    Guaranty.  Simultaneously with Tenant’s execution and delivery of this Lease, Tenant shall cause the Guaranty of Lease in the form attached hereto as Exhibit G to be executed and delivered by Guarantor.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this instrument the day and year first above written.

LANDLORD

FLOYD HEALTHCARE MANAGEMENT, INC., d/b/a FLOYD MEDICAL CENTER,
a Georgia non-profit corporation

By:	/s/ Kurt Stuenkel
Name:	Kurt Stuenkel
Title:	President and CEO

[CORPORATE SEAL]

Attest:

By:
Title:

TENANT:

ROME LTH PARTNERS, LP,
a Texas limited partnership

By:	Rome LTH Managers, LLC,
a Texas limited liability company

	By:	/s/ Jason K. Dodd
Jason K. Dodd, Manager

Signature Page to Ground Lease

JOINDER OF THE HOSPITAL AUTHORITY OF FLOYD COUNTY, GEORGIA

The Hospital Authority of Floyd County, Georgia (the “Hospital Authority”), a hospital authority organized and duly existing pursuant to O.C.G.A. § 31-7-70, et seq., as the current owner of the fee interest in the Medical Center Land, hereby joins in this Lease for the following purposes:

1.           Approving the execution and delivery of this Lease.

2.           Acknowledging the terms and conditions of this Lease and Landlord’s obligations with respect to the Medical Center Land as set forth in Sections 2.4(c), 6.4, 8.2, 14.2, and 15.1(b)(iii) of this Lease, and acknowledging that Hospital Authority is making no warranty pursuant to Section 2.5(b) of this Lease.

3.           In the event that the Medical Center Master Lease shall terminate, Hospital Authority will reinstate the Lease for a term not to exceed the maximum term permitted by the Georgia Hospital Authorities law or any other Legal Requirement and recognize all of the rights of Tenant under the Lease without further requirement for execution and delivery of any instrument to evidence the relationship between Hospital Authority and Tenant and any Leasehold Mortgagee, except that the term will comply with the limitations noted above in this paragraph.  However, without limiting the foregoing, upon any such termination of the Medical Center Master Lease, Hospital Authority agrees to execute and deliver such documentation as may be reasonably requested in order to evidence the reinstatement of the Lease and as reasonably required by any Leasehold Mortgagee, and to confirm the term as provided in this paragraph.  In any such event, Tenant shall attorn to Hospital Authority with respect to any provisions of this Lease.

4.           In the event that the Medical Center Master Lease shall terminate, Hospital Authority will ratify the REA (it being expressly stipulated and agreed that any termination of this Lease shall not affect the REA) and recognize all of the rights of Tenant under the REA without further requirement for execution and delivery of any instrument to evidence the validity and effect of the REA.  However, without limiting the foregoing, upon any such termination of the Medical Center Master Lease, Hospital Authority agrees to execute and deliver such documentation as may be reasonably requested in order to evidence the reinstatement of REA.

5.           Without intending to limit the foregoing, Hospital Authority expressly recognizes and agrees to perform its obligations under Section 2.4(c) in the event circumstances arise that would require the purchase of the LTACH Improvements by Hospital Authority.

Signed, sealed and delivered in the presence of:	THE HOSPITAL AUTHORITY OF
FLOYD COUNTY, GEORGIA

Witness	By:
Name:
Title:

Notary Public
[SEAL]
[NOTARY SEAL]
Attest:
My commission expires: ________________.	By:
Title:

EXHIBIT A-1

LEGAL DESCRIPTION OF THE MEDICAL CENTER LAND

05 seconds West for a distance of 200.04 feet to a #5 rebar found;

THENCE along said right of way line North 89 degrees 19 minutes 23 seconds West for a distance of 100.02 feet to a hole found in concrete and the POINT OF BEGINNING.

Said property contains 1.660 acres more or less.

TOGETHER WITH:

Legal Description (Former Radiation Oncology Tract)
All that tract or parcel of land situated, tying and being in Land Lot 244, of the 23rd District, and 3rd Section of Floyd County, Georgia, and being In the Third Ward of the City of Some and being Lots 1, 2, 3, 4 and 5 of Cantrell and Helms Subdivision to the Fourth Ward (Deed Book WWW, Page 372) and a portion of a now closed alley all being more particularly described as follows:
Beginning at a ½ inch rod placed at the intersection of the Northwesterly right of way line of West 5th Street (40 foot right of way) and the Southwesterly right of way line of North 4th Avenue (40 foot right of way); and running thence South 41 degrees, 24 minutes, 44 seconds West along the Northwesterly right of way line of West 5th Street a distance of 297.82 feet to a ½ inch rod placed; thence North 48 degrees, 09 minutes, 24 seconds West a distance of 155.06 feet to a ¾ inch rod found; thence North 41 degrees, 29 minutes, 59 seconds East a distance of 296.72 feet to a ½ inch rod found on the Southwesterly right of way line of North 4th Avenue; thence South 48 degrees, 33 minutes, 45 seconds East along the Southwesterly right of way line of North 4th Avenue, a distance of 154.60 feet to the POINT OF BEGINNING.
Said property is described according to a Plat prepared by Vonny H. Blanton, G.R.L.S. No.: 2376, dated December 11, 2008, entitled "Survey for The Hospital Authority of Floyd County".

EXHIBIT A-2

DESCRIPTION OF THE LTACH LAND

LEASE PARCEL DESCRIPTION

BEING A LEASE PARCEL LYING WHOLLY WITHIN THE  CAMPUS OF FLOYD MEDICAL CENTER, LOCATED IN THE THIRD WARD OF THE CITY OF ROME, FLOYD COUNTY, GEORGIA, AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

Commencing at an iron pin in the southerly right-of-way margin of Turner McCall Boulevard, said iron pin being located at the point of curvature of a curve in the intersection of the southerly right-of way margin of Turner McCall Boulevard with the westerly right-of-way margin of North Fourth Avenue; thence, with the southerly right-of-way margin of Turner McCall Boulevard, North 89°02’08” West a distance of 288.33 feet to a hole found in concrete; thence, leaving said southerly right of-way margin, South 13°38’54” West a distance of 78.66 feet to a point in the most northeasterly corner of the Lease Parcel to be described, and the true and actual Point of Beginning;

Thence South 01°00’46” West a distance of 31.00 feet to a point;
Thence South 88°59’13” East a distance of 7.00 feet to a point;
Thence South 01°00’47” West a distance of 37.67 feet to a point;
Thence North 88°59’13” West a distance of 7.00 feet to a point;
Thence South 01°00’47” West a distance of 31.00 feet to a point;
Thence North 88°59’13” West a distance of 127.50 feet to a point;
Thence South 01°00’47” West a distance of 23.76 feet to a point on the face of an existing building;
Thence, with face of said building, North 88°59’12” West a distance of 23.67 feet to a point;
Thence, leaving face of said building, North 01°00’47” East a distance of 23.76 feet to a point;
Thence North 88°59’13” West a distance of 46.02 feet to a point;
Thence North 01°12’09” East a distance of 31.00 feet to a point;
Thence North 88°59’13” West a distance of 7.09 feet to a point;
Thence North 01°00’47” East a distance of 37.67 feet to a point;
Thence South 88°59’13” East a distance of 7.00 feet to a point;
Thence North 01°00’47” East a distance of 31.00 feet to a point;
Thence South 88°59’13” East a distance of 197.17 feet to the Point of Beginning.

The parcel thus described contains 20,741.24 square feet, or 0.476 acre, more or less.

EXHIBIT B

PERMITTED ENCUMBRANCES

1.	All taxes subsequent to the year 2009.

2.	Deed to Secure Debt from Rome LTH Partners, LP to Mutual of Omaha Bank, dated December 18, 2009, filed for record in the Records of Floyd County, Georgia.

3.
Terms, conditions and obligations as contained in that certain Ground Lease Agreement as evidenced by that certain Memorandum of Lease by and between Floyd Healthcare Management, Inc., and Rome LTH Partners, LP, dated December 18, 2009, filed for record in the aforesaid Records; as affected by that certain Recognition, Non-Disturbance and Estoppel Agreement executed by Floyd Healthcare Management, Inc., in favor of Mutual of Omaha Bank, dated December 18, 2009, filed for record in the aforesaid Records.

4.
Terms, conditions and obligations as contained in that certain Lease as evidenced by that certain Memorandum of Lease by and between Hospital Authority of Floyd County, Georgia, a public body corporate and politic and Floyd Healthcare Management, Inc., dated December 18, 2009, filed for record in the aforesaid Records; as affected by that certain Recognition, Non-Disturbance and Estoppel Agreement executed by Hospital Authority of Floyd County in favor of Mutual of Omaha Bank, dated December 18, 2009, filed for record December 18, 2009, recorded in aforesaid Records.

5.
Conveyance and Reservation of Access Rights by and between the Department of Transportation, State of Georgia and Hospital Authority of Floyd County, dated December 30, 1985, filed for record December 31, 1985, at 3:45 p.m., recorded in Deed Book 949, Page 116, aforesaid Records.

6.
Declaration of Covenants, Restrictions and Easements by Floyd Healthcare Management, Inc., d/b/a Floyd Medical Center, a Georgia non-profit corporation, dated as of December 18, 2009, filed for record in aforesaid Records.

7.
Declaration of Easements and Restrictions by Hospital Authority of Floyd County, Georgia, a Georgia hospital authority, dated as of June 10, 2004, filed for record June 18, 2004, at 11:07 a.m., recorded in Deed Book 1878, Page 902, aforesaid Records; as modified by that certain Modification of Declaration of Easements and Restrictions by and between Hospital Authority of Floyd County, Georgia, a Georgia hospital authority and 330 Physicians Center, L.P., f./k/a Floyd Physicians Center, L.P., a Georgia limited partnership, dated as of December 22, 2005, filed for record January 4, 2006, at 11:09 a.m., recorded in Deed Book 1986, Page 590, aforesaid Records.

8.
All those easements, encroachments, yard lights, fifteen (15”) inch reinforced concrete pipe, thirty-six (36”) inch reinforced concrete pipe, waterlines, drop inlet, curbing and canopy as disclosed by that certain survey entitled “ALTA/ACSM Land Title Land Survey to: Mutual of Omaha Bank,, Rome LTH Partners, LP and First American Title Insurance Company”, prepared by Williams, Sweitzer and Barnum, Inc., bearing the seal and certification of Robert L. Moss, Georgia Registered Land Surveyor No. 1498, dated November 19, 2009, last revised December 22, 2009.

EXHIBIT C

SITE PLAN

LTACH ADDITION
LTACH TOWER ADDITION
THREE STORY MASONRY BUILDING
MEDICAL OFFICE BUILDING
LEVARD
PROPOSED FEATURES LEGEND

Sheet Number
DETAILED SITE LAYOUT PLAN

C4.2

Earl Swensson Associates, Inc.

FIRMS LICENSE NUMBER: RA-002312

CONSTRUCTION DOCUMENTS

Floyd
Medical Center

ROME, GEORGIA

LTACH TOWER ADDITION

Job Number | Date
Drawn By | Checked By
Revisions

©Earl Swensson Associates, Inc. 2007

EXHIBIT D

BUILDING PLANS

Existing Hospital Building

GENERAL NOTES

WALL LEGEND

FIRST FLOOR - NOTED

ESa **Earl Swensson Associates, Inc.**

Floyd
Medical Center

ROME,

LTACH TOWER ADDITION

GEORGIA

A1.01N

SECOND FLOOR - NOTED
GENERAL NOTES
Existing Hospital Building
WALL LEGEND

A1.02N

Earl Swensson Associates, Inc.

Floyd Medical Center

ROME, GEORGIA

LTACH TOWER ADDITION

©Earl Swensson Associates, Inc. 2007

THIRD FLOOR - NOTED
GENERAL NOTES
Existing Hospital Building
WALL LEGEND

Earl Swensson Associates, Inc.

Floyd Medical Center

LTACH TOWER ADDITION

ROME, GEORGIA

A1.03N

7080.01 LTACH Tower Addition 12/14/2009

CD:	Contract Document Date 12/19/2008
1:	Revision 1 Date 02/19/2009

Sheet	Date Last Rev.	Title
Civil		
C0.1	CD	Notes
C1.0	CD	Overall Existing Conditions
C1.1	CD	Detailed Existing Conditions
C1.2	CD	Detailed Existing Conditions
C2.0	CD	Overall Initial Erosion Control Plan
C2.1	1	Detailed Initial Erosion Control Plan
C2.2	CD	Detailed Initial Erosion Control Plan
C2.3	1	Overall Grading Phase Erosion Control Plan
C2.4	1	Detailed Grading Phase Erosion Control Plan
C2.5	CD	Detailed Grading Phase Erosion Control Plan
C2.6	1	Overall Final Erosion Control Plan
C2.7	1	Detailed Final Erosion Control Plan
C2.8	CD	Detailed Final Erosion Control Plan
C2.9	CD	Erosion Control Details
C2.10	CD	Erosion Control Details
C2.11	CD	Erosion Control Details
C3.0	1	Overall Demolition Plan
C3.1	1	Detailed Demolition Plan
C3.2	CD	Detailed Demolition Plan
C4.0	1	Overall Layout Plan
C4.1	1	Detailed Layout Plan
C4.2	1	Detailed Layout Plan
C5.0	1	Overall Grading Plan
C5.1	1	Detailed Grading Plan
C5.2	1	Detailed Grading Plan
C5.3	1	Detailed Grading Plan
C6.0	CD	Overall Utility Plan
C6.1	CD	Detailed Utility Plan
C7.0	CD	Details
L1.0	CD	Overall Landscape Plan
L1.1	CD	Detailed Landscape Plan
L1.2	CD	Detailed Landscape Plan
L2.0	1	Landscape Details

Architectural		
LS.01	1	First Floor – Life Safety Plan
LS.02	CD	Second Floor – Life Safety Plan
LS.03	CD	Third Floor – Life Safety Plan

EXHIBIT D Continued

A0.01	CD	Demolition – First and Second Floor Plan
A1.01	1	First Floor – Orientation/Sound Attenuation
A1.01D	1	
A1.01N	1	
A1.02	1	Second Floor – Orientation/Sound Attenuation
A1.02D	1	
A1.02N	1	
A1.03	1	Third Floor – Orientation/Sound Attenuation
A1.03D	1	
A1.03N	1	
A1.50	1	Roof Plan
A2.01	1	Exterior Elevations
A2.02	1	Exterior Elevations
A2.51	1	Enlarged Plan – Patient Rooms
A2.52	1	Enlarged Plan – Patient Rooms
A2.53	1	Enlarged Plan – Patient Rooms
A2.54	1	Enlarged Plan – Toilets
A3.01	CD	Enlarged Stair 'A'
A3.02	CD	Enlarged Stair 'B'
A3.03	1	Enlarged Ramp
A3.31	1	Enlarged Elevators
A3.51	1	Wall Sections
A3.52	1	Wall Sections
A3.53	1	Wall Sections
A3.54	1	Not Used
A3.55	1	Wall Sections
A3.56	1	Wall Sections
A3.57	1	Wall Sections – Canopy
A3.58	1	Wall Sections – Canopy
A4.01	1	Details
A4.02	CD	Details
A4.03	1	Details
A4.04	1	Details
A4.51	CD	Standard Details
A4.52	CD	Standard Details
A4.53	CD	Not Used
A4.54	CD	Standard Details
A4.55	CD	Standard Details
A4.56	CD	Standard Details
A4.57	CD	Standard Details
A4.58	1	Standard Details
A4.59	CD	Standard Details
A5.01	1	First Floor – Reflected Ceiling Plan
A5.02	1	Second Floor – Reflected Ceiling Plan
A5.03	1	Third Floor and Roof – Reflected Ceiling Plan
A5.51	CD	Details – Reflected Ceiling
A6.01	1	Door Schedule

EXHIBIT D Continued

A6.51	CD	Door Details
A7.01	CD	Window Elevations
A8.01	1	Casework Elevations
A8.02	1	Casework Elevations
A8.03	CD	Casework Elevations
A8.04	1	Casework Elevations
A8.51	1	Casework Details
A8.52	CD	Casework Details
A9.01	CD	Interior Elevations
A9.02	1	Interior Elevations
A9.03	CD	Interior Elevations and Details

Accessibility		
PDS-1	CD	Accessibility Details
PDS-2	CD	Accessibility Details
PDS-3	CD	Accessibility Details

Interiors		
F0.01	1	Finish Listing and General Finish Notes
F1.01	1	First Floor – Finish Plan
F1.02	1	Second Floor - Finish Plan
F1.03	1	Third Floor – Finish Plan
F2.01	1	First Floor – Floor Pattern Plan
F2.02	1	Second Floor – Floor Pattern Plan
F2.03	CD	Third Floor – Floor Pattern Plan
F3.01	1	First Floor – Furniture and Wall Protection Plan
F3.02	1	Second Floor – Furniture and Wall Protection Plan
F3.03	1	Third Floor – Furniture and Wall Protection Plan

Structural		
S0.1	1	General Notes
S1.1	1	First Floor Foundation Plan
S1.2	1	Second Floor Framing Plan
S1.3	1	Third Floor Framing Plan
S1.4	1	Roof/Future Floor Framing Plan
S2.1	CD	Rigid Frame Elevations
S2.2	CD	Rigid Frame Elevations
S2.3	CD	Rigid Frame Elevations and Details
S3.1	1	Column Schedule and Details
S4.1	1	Sections and Details
S4.2	1	Sections and Details
S5.1	CD	Sections and Details
S5.2	1	Sections and Details
S5.3	1	Sections and Details
S6.2	CD	Second Floor Edge of Slab Plan
S6.3	CD	Third Floor Edge of Slab Plan

EXHIBIT D Continued

S6.4	CD	Roof/Future Floor Edge of Slab Plan

Mechanical		
M0.01	CD	General Notes and Legends
M0.02	CD	Schedules
M0.03	1	Schedules
M2.11	1	First Floor Plan – HVAC
M2.21	1	Second Floor Plan – HVAC
M2.31	1	Third Floor Plan – HVAC
M3.11	1	First Floor Plan – HVAC Piping
M3.21	CD	Second Floor Plan – HVAC Piping
M3.31	CD	Third Floor Plan – HVAC Piping
M4.11	CD	Roof Plan – HVAC
M5.01	CD	Details
M5.02	CD	Details
M5.03	CD	Details
M5.04	CD	Details
M5.05	CD	Details
M6.01	CD	Controls
M6.02	CD	Controls
M6.03	CD	Controls
M6.04	CD	Controls
M6.05	CD	Controls

Plumbing		
P0.00	CD	Cover Sheet
P0.01	1	Schedules
P0.02	1	Details
P0.03	CD	Details
P2.11	1	First Floor Plan – Underground Plumbing
P3.11	1	First Floor Plan – Plumbing
P3.12	1	Second Floor Plan – Plumbing
P3.13	1	Third Floor Plan – Plumbing
P4.11	1	First Floor Plan – Med Gas/Storm/Fire
P4.12	1	Second Floor Plan – Med Gas/Storm/Fire
P4.13	1	Third Floor Plan – Med Gas/Storm/Fire

Electrical		
E0.01	CD	Electrical Legend and Fixture Schedule
E0.02	1	Electrical Notes
E0.10	1	Electrical Site Plan
E1.11	1	Lighting First Floor Plan
E1.12	1	Lighting Second Floor Plan
E1.13	1	Lighting Third Floor Plan
E1.14	CD	Lighting Roof Plan
E2.11	1	Power First Floor Plan

EXHIBIT D Continued

E2.12	1	Power Second Floor Plan
E2.13	1	Power Third Floor Plan
E2.14	1	Power Roof Plan
E3.11	1	Fire Alarm First Floor Plan
E3.12	1	Fire Alarm Second Floor Plan
E3.13	CD	Fire Alarm Third Floor Plan
E3.14	CD	Fire Alarm Roof Plan
E7.01	CD	Electrical Details
E7.02	CD	Electrical Details
E7.03	CD	Electrical Details and Schedules
E7.04	CD	Electrical Details and Schedules
E8.01	CD	Electrical Riser Diagram
E9.01	1	Panel Schedules
E9.02	1	Panel Schedules

Communications		
CM1.11	1	Communications First Floor Plan
CM1.12	1	Communications Second Floor Plan
CM1.13	1	Communications Third Floor Plan

Storage Vendor		
SS-1	1	Storage Systems Layout
SS-2	1	Storage Systems Layout
SS-3	1	Storage Systems Layout
SS-4	1	Storage Systems Elevations

Telemetry		
TM-1	1	Summary
TM-2	1	First Floor Layout
TM-3	1	Second Floor Layout
TM-4	1	Third Floor Layout
TM-5	1	Central Station Details
TM-6	1	Spectrum Details
TM-7	1	Equipment Rack Details

Additional Drawings and/or Specifications
Volume I Specification for Floyd Medical Center Long Term Acute Care Hospital - Prepared by ESa, 12/19/2008
Volume II Specification for Floyd Medical Center Long Term Acute Care Hospital - Prepared by ESa, 12/19/2008
Final Medical Equipment Brochure - Floyd Medical Center; LTACH Tower Expansion, Rome, GA - Prepared by Medical Equipment Planning & Consulting

EXHIBIT E

DECLARATION OF COVENANTS, RESTRICTIONS AND EASEMENTS

[DOCUMENT FOLLOWS]

EXHIBIT F

RECOGNITION, NON-DISTURBANCE, AND ESTOPPEL AGREEMENT

[DOCUMENT FOLLOWS]

1

EXHIBIT G

GUARANTY OF LEASE

GUARANTY

IN CONSIDERATION OF the execution and delivery of that certain Ground Lease Agreement, dated as of December 18, 2009 (together with any amendments thereto, hereinafter called “Lease”), by FLOYD HEALTHCARE MANAGEMENT, INC., d/b/a FLOYD MEDICAL CENTER, a Georgia non-profit corporation, the Landlord therein named (“Landlord”), to ROME LTH PARTNERS, LP, a Texas limited partnership, the Tenant therein named ( “Tenant”), and in further consideration of other good and valuable consideration to the undersigned, THE CIRRUS GROUP, LLC, a Texas limited liability company (“Guarantor”), the receipt and sufficiency of which are hereby acknowledged, Guarantor, intending to be legally bound, hereby irrevocably and unconditionally guarantees to Landlord (i) the full and prompt payment when due of all obligations by Tenant accruing under the Lease up to but not on or after the CO Date (hereafter defined) [collectively, the “Obligations”].  As used herein, the term “CO Date” shall mean the date on which the final certificate of occupancy with respect to (i) the building shell of the LTACH Improvements and (ii) the build-out of the space demised to The Specialty Hospital LLC, a Georgia limited liability company, under the Principal Subtenant Sublease, is issued by the City of Rome, Georgia (but not including any permit or authorization from the City of Rome, Georgia, State of Georgia or other governmental authority pertaining to the operation of the long-term acute care hospital to be located within the LTACH Improvements).  Should the final certificate of occupancy for items (i) and (ii) above be issued separately, then the CO Date shall be the date that the latter of the two final certificates of occupancy is issued.  Once the CO Date has occurred, the liability of Guarantor under this Guaranty shall terminate with respect to all Obligations, whether or not they have been performed and whether or not there is then existing any default under the Lease.  Further, all non-monetary Obligations of Guarantor under this Guaranty shall be terminated as to any Obligations accruing in the event Landlord terminates the Lease pursuant to Section 4.3(d) of the Lease.  Terms used herein with their initial letters capitalized which have been specifically defined in the Lease shall have the same meaning herein as in the Lease unless such terms are otherwise defined in this Guaranty.

This Guaranty is an absolute, irrevocable and unconditional guaranty of payment and of performance of the Obligations.  Guarantor’s liability hereunder is direct and is independent of Tenant’s liability with respect to the Obligations, and may be enforced without Landlord being required to resort to any other right, remedy or security and this Guaranty shall be enforceable against Guarantor without the necessity for any suit or proceedings on Landlord’s part of any kind or nature whatsoever against Tenant or the joinder of Tenant in any suit or proceeding, and without the necessity of any notice of non-payment, non-performance or non-observance of any of the Obligations by Tenant or of any notice of acceptance of this Guaranty or of Landlord’s intention to act in reliance hereon or of any other notice or demand to which Guarantor might otherwise be entitled, all of which Guarantor hereby expressly waives; and Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of Guarantor hereunder shall in nowise be terminated, affected or impaired by reason of the assertion or the failure to assert by Landlord against Tenant, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease.

1

This Guaranty shall be a continuing Guaranty, and (whether or not Guarantor shall have notice or knowledge of any of the following) the liability and obligations of Guarantor hereunder shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way impaired by (a) any exercise or non-exercise of any right, power, remedy or privilege under or in respect of the Lease or this Guaranty or any waiver, consent or approval by Landlord with respect to any of the covenants, terms, conditions or agreements contained in the Lease or any indulgences, forbearances or extensions of time for performance or observance allowed to Tenant from time to time and for any length of time; (b) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding relating to Tenant, or its properties; (c) any limitation on the liability or obligation of Tenant under the Lease or its estate in bankruptcy or of any remedy for the enforcement thereof, resulting from the operation of any present or future provision of the federal or any state bankruptcy law or any other statute or from the decision of any court; (d) any security provided for the Obligations; and/or (e) any sale, assignment, transfer or conveyance (1) by Landlord of all or any portion of the Premises (as such term is defined in the Lease) or of Landlord’s interest in the Lease, or (2) of any ownership interest in the Landlord.

All of Landlord’s rights and remedies under the Lease and under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any of the others or of any rights or remedies provided by law.

The Guarantor hereby waives any requirement that the Landlord protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or entity or any collateral (including any rights relating to marshaling of assets).

The liability and obligations of the Guarantor under this Guaranty shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by the Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to the Guarantor or otherwise, whether based upon any obligations or any other agreements or otherwise, howsoever arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct of Tenant, negligence or otherwise, and without limiting the foregoing irrespective of (and whether or not Guarantor shall have notice or knowledge of):  (a) any amendment to the Lease; (b) the absence of any action on the part of the Landlord to obtain payment for or performance of the Obligations from the Tenant; (c) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of the Tenant or the Guarantor, including, without limitation, rejection of the guaranteed Obligations in such bankruptcy; (d) the absence of notice or any delay in any action to enforce any Obligations or to exercise any right or remedy against the Guarantor or the Tenant, whether hereunder, under any Obligations or under any agreement or any indulgence, compromise or extension granted; or (e) the termination or cessation of a corporate relationship between Guarantor and Tenant.

2

Until such time as all the Obligations have been fully and indefeasibly paid to Landlord and performed in full or this Guaranty is terminated, Guarantor shall have no rights (direct or indirect) of subrogation, contribution, reimbursement, indemnification or other rights of payment or recovery from any person or entity (including, without limitation, the Tenant) for any payments made by the Guarantor hereunder, and Guarantor hereby waives and releases absolutely and unconditionally, any such rights of subrogation, contribution, reimbursement, indemnification and other rights of payment or recovery which it may now have or hereafter acquire.  If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Obligations shall not have been paid in full, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Landlord and shall forthwith be paid to the Landlord to be credited and applied upon the Obligations, whether matured or unmatured, in accordance with the terms of the Lease.  The Guarantor acknowledges that it will derive substantial direct and indirect benefit from the granting, execution and delivery of the Lease by the Landlord and that the waiver set forth in this paragraph is knowingly made in contemplation of such benefits.  The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

Guarantor represents and warrants to Landlord that (a) the execution and delivery of this Guaranty has been duly authorized by the appropriate officers of Guarantor and does not contravene any law, or any contractual or legal restriction, applicable to it, (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for its execution, delivery and performance of this Guaranty, (c) there are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived, (d) Guarantor will, directly or indirectly, benefit from the transaction which is the subject of the Lease, and (e) neither the execution, delivery or performance of this Guaranty, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or result in a default under or a breach of any of the terms, conditions or provisions of the limited liability company agreement of the Guarantor or of any contract to which the Guarantor is a party or by which it is bound.

This Guaranty shall be legally binding upon Guarantor and its successors and assigns and shall inure to the benefit of Landlord, Landlord’s Mortgagee and the Hospital Authority (as such term is defined in the Lease) and each of their respective successors and assigns.  Reference herein to Landlord shall be deemed to include Landlord and its successors and assigns.  Reference herein to Tenant shall be deemed to include Tenant and its successors and assigns.  Without limiting the generality of the foregoing, the Landlord may assign or otherwise transfer (whether as an outright assignment or transfer or as collateral) all or any portion of its rights and obligations under the Lease to any other person or entity (any such person or entity, a “Landlord Assign”) and such Landlord Assign shall thereupon become vested (on a non-exclusive basis, as an additional beneficiary) with all the benefits in respect thereof granted to the Landlord herein or otherwise.

3

THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF. GUARANTOR HEREBY SUBMITS TO PERSONAL JURISDICTION IN SAID STATE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN SAID STATE (AND ANY APPELLATE COURTS TAKING APPEALS THEREFROM) FOR THE ENFORCEMENT OF GUARANTOR’S OBLIGATIONS HEREUNDER, AND WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAW OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN SUCH STATE FOR THE PURPOSES OF SUCH ACTION, SUIT, PROCEEDING OR LITIGATION TO ENFORCE SUCH OBLIGATIONS. GUARANTOR HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, (A) THAT IT IS NOT SUBJECT TO SUCH JURISDICTION OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN THOSE COURTS OR THAT THIS GUARANTY MAY NOT BE ENFORCED IN OR BY THOSE COURTS OR THAT IT IS EXEMPT OR IMMUNE FROM EXECUTION, (B) THAT THE ACTION, SUIT OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (C) THAT THE VENUE OF THE ACTION, SUIT OR PROCEEDING IS IMPROPER (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF LANDLORD OR ANY LANDLORD ASSIGN TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM).  IN THE EVENT ANY SUCH ACTION, SUIT, PROCEEDING OR LITIGATION IS COMMENCED, GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE MADE, AND PERSONAL JURISDICTION OVER GUARANTOR OBTAINED, BY SERVICE OF A COPY OF THE SUMMONS, COMPLAINT AND OTHER PLEADINGS REQUIRED TO COMMENCE SUCH LITIGATION UPON GUARANTOR AT GUARANTOR’S ADDRESS SET FORTH HEREIN.

GUARANTOR AND LANDLORD (BY ITS ACCEPTANCE OF THIS GUARANTY) HEREBY MUTUALLY WAIVE TRIAL BY JURY IN CONNECTION WITH ANY DISPUTE ARISING HEREUNDER.  The provisions of this paragraph shall survive the payment and performance of the Obligations and the termination of this Guaranty.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered to it, if to the Guarantor, at:

The Cirrus Group, LLC
9301 North Central Expressway, Suite 300
Dallas, Texas 75231
Attn:  Jason K. Dodd
Telephone:  (214) 953-1722
Telecopy:  (214) 953-0278

With a copy to:

Owens, Clary & Aiken, L.L.P.
Attn:  Robert L. Owens
700 North Pearl, Suite 1600
Dallas, Texas 75201
Telephone:  (214) 698-2156
Telecopy:  (214) 698-2121

4

and if to Landlord or any successor thereof or Landlord Assign at its address as may be designated by such party in a written notice to the other party.  All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

Except for provisions of this Guaranty which by their terms survive the termination hereof, this Guaranty shall terminate as provided in the first paragraph of this Guaranty.

IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has caused this Guaranty to be executed by its duly authorized officer as of December 18, 2009.

THE CIRRUS GROUP, LLC,
a Texas limited liability company

By:
Name:
Title:

5

EXHIBIT H

REQUIRED INSURANCE

1.           Casualty Insurance.  Tenant shall maintain or cause to be maintained “all risks” coverage insurance for 100% of the replacement cost of the LTACH Improvements.  Such insurance shall name Landlord as additional insured.  Tenant shall, at Landlord's request from time to time, provide Landlord with a current certificate of insurance throughout the Term evidencing Tenant's compliance.  Tenant shall obtain the agreement of Tenant's insurers to notify Landlord that a policy is due to expire at least thirty (30) days prior to such expiration.   Leasehold Mortgagee shall be named as a loss payee and any insurance proceeds shall be payable in accordance with the terms of the Leasehold Mortgage or as otherwise provided in the Lease.  Notwithstanding anything to the contrary set forth herein, Tenant shall not be required to obtain and maintain the insurance described in this paragraph until immediately prior to the termination of the builder’s risk insurance on the LTACH Improvements described in Section 9.4 of the Lease.

2.           Liability Insurance.  Tenant shall maintain or cause to be maintained comprehensive general liability insurance with limits of liability in respect of personal injury of at least One Million and No/100 Dollars ($1,000,000.00) for each person and at least One Million and No/100 Dollars ($1,000,000.00) for each occurrence, and in respect of property damage and at least a Two Million and No/100 Dollars ($2,000,000.00) aggregate limit (each of such amounts shall be subject to be increased from time to time as Landlord may reasonably request to reflect declines in the purchasing power of the dollar).  Said insurance policies shall provide for at least thirty (30) days notice to Landlord before cancellation and shall include a waiver of subrogation by the insurance carrier.  Landlord and Leasehold Mortgagee shall be named as an additional insureds.